UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2006

INDEX OIL AND GAS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51430	20-0815369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10000 Memorial Drive, Suite 440
Houston, Texas 77024
(Address of principal executive offices)

(713) 683-0800
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amended Current Report on Form 8-K/A amends the Amended Current Report on Form 8-K/A filed with the Securities and Exchange Commission on March 15, 2006 to include the financial statements required by Item 9.01(a) of Form 8-K as well as a Management Discussion and Analysis related to such financial statements.

Item 1.01. Entry into a Material Definitive Agreement.

On January 20, 2006, Index Oil & Gas Inc. (fka Thai One On, Inc.) (“Index Oil” or the "Company") completed the acquisition of Index Oil & Gas Ltd. (the “Acquisition” and "Index UK" respectively), a private company formed under the laws of the United Kingdom, pursuant to certain Acquisition and Share Exchange Agreements (collectively the "Agreements") entered into on January 20, 2006. Pursuant to the Agreements, the Company acquired all of the outstanding equity stock (and warrants) of Index UK from Index UK Shareholders and warrant holders who held warrants to subscribe for Index UK equity stock (the “Warrant Holders”). As consideration for the acquisition of the shares of Index UK, the Company issued an aggregate of 22,615,552 shares of Common stock, $0.001 par value (the “Common Stock”) and 1,092,676 warrants to purchase shares of Common Stock of the Company to the shareholders of Index UK and Warrant Holders. Furthermore, as part of the Acquisition, 759,448 shares of Common Stock were reserved for issuance by the Company. The Acquisition was completed following the satisfaction of the conditions to closing, including the delivery of audited financial statements of Index UK for the fiscal period ending March 31, 2004 and unaudited financial statements of Index UK for the period ending September 30, 2005. As a result of the Acquisition, Index UK has become a wholly-owned subsidiary of the Company. The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Pursuant to the Agreements, each of the Index UK shareholders agreed not to dispose of any of the shares of the Company received by them prior to January 20, 2007 and, thereafter, be subject to selling restrictions directly tied to the average price of the stock of the Company, unless, an offer was made to all the stockholders of the Company. Furthermore, the Agreements contained an Escrow provision which provided that during the 12 month escrow period the voting rights attached to a total of 5,047,130 shares of common stock shall be exclusively exercised in accordance with the written directions of a majority of the directors of Index UK: Mr. Lyndon West, Mr. Daniel Murphy, Mr. Andrew Boetius, Mr. Michael Scrutton and Mr. David Jenkins.

Upon completion of the acquisition, Daniel Murphy was appointed as Chairman of the Company, Lyndon West was appointed as Chief Executive Officer of the Company and Andrew Boetius was appointed as Chief Financial Officer of the Company. In addition, Daniel Murphy, Lyndon West, Andrew Boetius, David Jenkins, and Michael Scrutton were also appointed to the Board of Directors of the Company. Following such appointments, in February 2006, John Briner’s resignation as an officer and director of the Company was accepted by the Board. For a complete description of the backgrounds of such persons, see “Directors and Executive Officers, Promoters and Control Persons.”

In addition, as contemplated by the Agreements, following the completion of the Acquisition, the Company’s Board of Directors approved a stock option plan providing for the issuance of up to 5,225,000 shares of Common Stock of the Company to the officers, directors, employees and consultants of the Company and/or its subsidiaries, and made grants of options to purchase an aggregate of 4,577,526 shares of common stock to the employees of Index UK that held options to purchase ordinary shares of Index UK prior to the completion of the acquisition, as well as to the newly appointed directors and officers of the Company. For a complete description of such plan and the grants made under such plan, see “Executive Compensation - Stock Option Plan.”

Item 2.01. Completion of Acquisition or Disposition of Assets

DESCRIPTION OF INDEX OIL’S BUSINESS

Organizational History

Index Oil was originally incorporated under the name Thai One On, Inc. (“Thai”) on March 3, 2004 under the laws of the State of Nevada for the purpose of developing, owning and operating theme restaurants called "Khanom Jeen" in Malaysia.

In March 2004, Thai acquired 100% ownership of Chinadoll Inc. Sdn. Bhd, a privately held company incorporated on January 1, 2004 under the laws of Malaysia. On March 30, 2004, the name of the acquired subsidiary was changed from Chinadoll Inc. Sdn. Bhd. to Thai Pasta Enterprise Sdn. Bhd. Thai Pasta Enterprise Sdn. Bhd. was the entity which operated Thai’s restaurant in Malaysia. In June 2004, Thai opened its first restaurant in Taipan, Selangor, Malaysia.

In March 2004, the company issued a total of 1,000,000 shares of $0.001 par value common stock as founder's shares to Evon Au, David Knapfel, and Au E-Mun, all of whom were officers and directors of Thai. Both Evon Au and David Knapfel received 400,000 shares each, and Au E-Mun received 200,000 shares. The shares were issued in exchange for cash in the aggregate amount of $5,000.

In October 2004, Thai completed an initial public offering of its securities in which 2,020,000 shares of its common stock, par value $0.001 per share, were issued to 33 investors for a total of $101,000. Such offering was completed pursuant to a Form SB-2 registration statement that was declared effective by the Securities and Exchange Commission on May 27, 2005.

In November 2005, Thai sold a portion of its surplus assets that had been utilized in connection with its Khanom Jeen restaurant for an aggregate sum of $5,000 to Mad About Food Inc., a privately held company incorporated under the laws of Malaysia.

In November 2005, the Company changed its name from Thai One On Inc. to Index Oil and Gas Inc., and increased the number of authorized shares of common stock from 25,000,000 to 75,000,000 shares. In addition, following the increase in the number of authorized shares of common stock, the Company completed an in-kind dividend of 10 shares of common stock for every 1 shares of common stock held.

On January 20, 2006, the Company completed the acquisition of all of the outstanding equity stock of Index UK from the Shareholders of Index UK. In addition, the Company also completed a private placement on January 20, 2006 for 8,533,333 shares of $0.001 par value common stock of the Company at a price of $0.60 per share for the aggregate sum of $5,120,000.

DESCRIPTION OF INDEX UK’S BUSINESS

Organizational History

Index UK was incorporated under the laws of the United Kingdom on February 21, 2003.

Summary of Index UK Business

Index UK is an early stage oil exploration and production company formed under the laws of the United Kingdom with its principal executive office located in the United States (“U.S.”), in Houston, Texas. Index UK has ongoing operations including oil and gas production in the U.S., where it is also actively pursuing other opportunities. Index UK currently has three wholly-owned subsidiaries through which it conducts its operations, Index Investments North America Inc., Index Oil & Gas (USA) LLC and Index Offshore LLC (the “Subsidiaries”). The Subsidiaries’ head office is also located at: 10,000 Memorial Drive, Suite 440, Houston, Texas 77024.

Index UK was incorporated in 2003 to capitalize on the experience and contacts of its founder Directors and shareholders. Index UK’s objective is to develop its oil and gas reserves by taking equity positions in proven petroleum systems and reserves located in the U.S., which it believes eliminates some of the commercial and exploration risks and uncertainties associated with international oil ventures.

Index UK Strategy

Management intends to focus its short and medium term efforts on known petroleum basins within the U.S. and North America which are close to or adjacent to its current ongoing projects. Index UK’s short to mid term objective is to develop its oil and gas reserves to a point where the cash flow of the business will contribute not only to the company’s overhead, but also to its capital requirements for investing in new and additional projects. Management believes that it can achieve its objective by utilizing a risk mitigated approach of investing in relatively low cost, low risk drilling opportunities. Management hopes that by taking an increased equity position in the early stages of oil exploration where early risk exposure is mitigated by the ability to divest assets and offset risk, Index UK could successfully position its business in oil exploration and production projects.

Index UK’s current focus is directed towards:

• efficiently managing ongoing (Phase I) projects
• identifying appropriate additional gas and oil opportunities;
• seeking to successfully enter future (Phase II and III) projects; and
• efficiently using its business assets to raise additional capital as needed.

Overview of Business

Index UK is currently seeking to expand its activities in the North America market. Among several technical and commercial programs that Index UK utilizes to determine the attractiveness and feasibility of particular oil and gas opportunities is a Capital Efficiency Model that compares the net present value of an opportunity to the capital expenditure utilized. This model provides Management of Index UK with a profitability indicator that they utilize to determine the economic attractiveness of an opportunity in order to justify an investment of capital into such opportunity. Management believes that this risk mitigated approach to opportunity evaluation is supported by detailed technical evaluations including the use of 3D seismic data.

3 Phases

Index UK’s business model currently consists of 3 successive stages. The first phase of the business plan, or Phase I, has been completed, has resulted in the initial startup of Index UK’s business operations in the U.S. and the establishment of early stage oil and gas operations and cashflow. The second phase of the business plan, or Phase II, commenced in 2005 and is focused on establishing a reserve and production base which Management believes is capable of supporting expansion into the future. Phase III is expected to commence in 2006/7 and to consist of evaluation and eventual entry into larger opportunities with higher equity positions to be held by Index UK. Larger opportunities will in turn subject the company to higher risks, which Management intends to attempt to mitigate by appropriate management of its energy portfolio assets. In order for Index UK to complete Phase II of its business model and enter Phase III projects and remain a viable business entity, it will require an influx of future capital funding anticipated to consist of a mixture of debt and equity financing.

Phase I.

Index UK’s initial project Kansas I (Seward North, Globe and Seward Townsite) was  initiated in  July of  2003  as  a  start  up project aimed at a low risk, low cost oil production opportunity. This project was selected by Management to act upon its core business concept and to establish initial operations and business relationships.

Index UK’s Kansas I project consists of a 5% working interest in oil and gas leases covering approximately 8,500 acres which are located in Stafford County, Kansas. Management believes that the acquisition and processing of new 3 Dimensional (“3D”) seismic data enables Kansas I project partners including Index UK to identify undrilled structural highs in a proven petroleum province. Index UK hopes that the Kansas I project can act as a catalyst to providing it with additional opportunities to expand within the area.

Phase II

Index UK’s goal in Phase II of its operations is to increase its oil/gas reserves and production along with achieving a stream of revenue to cover overhead and other company expenses, as well as contributing to the company’s Capex requirements. The Company intends to focus its Phase II structured plan on selected gas biased projects in the U.S., with the objective of acquiring higher working interests in larger opportunities in the U.S and North America. Index UK currently plans to have its Phase II activities consist of a portfolio of several contracted well and gas prospects located on the Gulf coast and in Kansas.

Index UK has signed Exploration and Joint Operating Agreements (the “Operating Agreements”) with Crawford Operating Company (“Crawford”) in the Gulf Coast area, to participate in 4 wells in Louisiana and South Texas during early 2006. Management believes that the Crawford’s extensive industry contacts and operations in Texas and Louisiana, including its relationship with a 3D seismic data reprocessor which has successfully reprocessed 3D seismic data in the Louisiana and South Texas region in the past, will enhance Index UK’s ability to achieve increased oil/gas reserves and production. Participation in such Operating Agreements gives Index UK a right to acquire a working interest in the wells when, the wells become producing.

Index UK has also recently acquired a working interest in a new exploration prospect in the area to the north of Kansas I (Seward) project in Barton County, Kansas and subject to availability of resources and financing, hopes to participate in up to 8-10 wells in the Gulf Coast area, as well as seeking additional opportunities in Kansas and other selected areas of U.S. and North America.

Pursuant to the Operating Agreements, Index UK has secured a right to participate in the following 4 wells: Walker #1, Vieman #1, Taffy #1 and #2. As of the date hereof, The Walker #1 well has been successfully drilled and completed, and Index UK has entered into an operating lease pursuant to which it holds a 12.5% working interest in such well. Management anticipates initial production of the Walker #1 well to commence in the second quarter of 2006, after the construction of a 1.5 mile gas line which would connect to the existing infrastructure.

  Management expects the Vieman #1 well to be drilled near Manor Lake in South Texas. The area covering the Vieman #1 location is approximately 320 acres. This prospect is based on 3D seismic data originally shot for EOG Resources in 1997 and reprocessed by Viking.

The Taffy #1 & #2 wells are located in Matagorda County, South Texas. The area where Taffy #1 well is located consists of approximately 370 acres. This prospect is based on 3D seismic data originally shot by Shell in 1993 and recently reprocessed. Management believes that the Taffy #2 well prospect is similar to Taffy #1 well in all respects, except that it is located on a separate 345-acre property and is to be drilled to a lesser depth.

Subject to rig availability, Index UK expects that the Vieman #1 and Taffy #1 & #2 wells will be drilled in the first quarter or early in the second quarter of 2006.

In addition to the foregoing, Index UK has secured an interest in an operating lease of up to 5000 acres (the Barton County project), which is located to the north of the Kansas I (Seward) project. This project includes 4-5 square miles of new 3D seismic data. Index UK expects that, subject to the results of the 3D seismic shots, this project should enter the drilling phase sometime in late 2006.

Phase III.

Index UK hopes that the next stage in its development would progress upon the experience and alliances that it hopes to generate from the execution of Phase II. Index UK is currently analyzing a number of proposals and projects with existing partners and has signed a Memorandum of Understanding with ADC Petroleum, L.P. (“ADC”) which provides Index UK an opportunity to negotiate a comprehensive agreement with ADC which, if consummated, would give it an opportunity to participate together with ADC in oil and gas exploration ventures in certain areas covering an aggregate of 220 square miles of Texas, Louisiana and Mississippi.

Industry Overview

Index UK is operating at a time where economic conditions have dictated larger oil exploration and production companies to focus their resources within the industry in order to become more cost and income efficient. Major energy companies and large independents continue to focus their attention and resources toward the discovery and development of large fields. This has resulted in larger energy companies neglecting to focus on smaller fields and divestment of production and exploration assets worldwide, a trend which Management expects to continue. In addition, the recent economics of the oil and gas market have improved as prices have risen substantially.  Management believes that these conditions provide ample opportunities for smaller independent companies to acquire and exploit oil and gas opportunities in the U.S. We expect that there will be an increased competition for such properties in the future.

Smaller early stage oil exploration and production companies, such as Index UK, have established their focus on the acquisition of the opportunities overlooked by the larger energy firms and have maintained their focus on the divested oil, gas fields and exploration opportunities located in North America that no longer fit the portfolios of larger energy companies. The stable political and economic environment of North America coupled with extensive oil and gas distribution systems available, has contributed to the industry’s geographic focus. As such, Index UK has built up what it believes to be a significant pipeline of potential opportunities through Management’s extensive network of industry contacts in North America.

Similarly situated companies within the industry continue to target potential partner candidates in a disciplined manner in order to target gas and oil biased plays. These companies use waterflooding, 3D data reprocessing, enhanced oil recovery, gas and oil production techniques such as Alkaline-Surfactant-Polymer (ASP) technology, chemical floods, infill drilling and recompilations of existing wells to engage in production of oil and gas. Furthermore, pursuant to industry standards, such oil, gas exploration and production companies enter into “expiring” leases along with the operators who undertake the exploration and development of a particular project on behalf of the companies. If the project becomes successful, meaning that it results in development of producing wells, then the companies enter into producing leases with the operators for as long as the wells are producing.

Competition

Index UK is a small independent oil exploration and production company that represents less than 1% of the oil and gas industry. It faces competition from other oil and gas companies in all aspects of its business, including acquisition of producing properties and oil and gas leases, and obtaining goods, services and labor.  Many of its competitors have substantially greater financial and other resources.  Factors that affect Index UK’s ability to acquire producing properties include available funds, available information about the property and its standards established for minimum projected return on investment.  Since Index UK is focusing on acquiring low risk/low cost opportunities and has experience and expertise in exploiting these reserves, it believes that it can effectively compete in the market.

Customers

Index UK sells its crude oil and natural gas production to independent purchasers.  Title to the produced quantities transfers to the purchaser at the time the purchaser collects or receives the quantities.  Prices for such production are defined in sales contracts and are readily determinable based on certain publicly available indices.  The purchasers of such production have historically made payment for crude oil and natural gas purchases within thirty-five days of the end of each production month.  We periodically review the difference between the dates of production and the dates we collect payment for such production to ensure that receivables from those purchasers are collectible.  All transportation costs are accounted for as costs that are offset against oil and natural gas sales revenue.

Governmental Regulation

Index UK’s operations are subject to extensive and continually changing regulation affecting the oil and natural gas industry. Many departments and agencies, both federal and state, are authorized by statute to issue, and have issued, rules and regulations binding on the oil and natural gas industry and its individual participants. The failure to comply with such rules and regulations can result in substantial penalties. The regulatory burden on the oil and natural gas industry increases its cost of doing business and, consequently, affects its profitability. Index UK does not believe that we are affected in a significantly different manner by these regulations than are its competitors.

Transportation and Sale of Natural Gas

Even though Index UK currently focuses on crude oil production, Management believes that natural gas sales could contribute a substantial part to its total sales. The interstate transportation and sale for resale of natural gas is subject to federal regulation, including transportation rates and various other matters, by the Federal Energy Regulatory Commission (“FERC”). Federal wellhead price controls on all domestic natural gas were terminated on January 1, 1992 and none of Index UK’s natural gas sales prices are currently subject to FERC regulation. Index UK cannot predict the impact of future government regulation on any natural gas operations.

Regulation of Production

The production of crude oil and natural gas is subject to regulation under a wide range of state and federal statutes, rules, orders and regulations. State and federal statutes and regulations require permits for drilling operations, drilling bonds, and reports concerning operations. Texas, Louisiana and Kansas, the states in which Index UK owns properties, have regulations governing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from oil and natural gas wells, the spacing of wells, and the plugging and abandonment of wells and removal of related production equipment. Texas, Louisiana and Kansas also restrict production to the market demand for crude oil and natural gas. These regulations can limit the amount of oil and natural gas Index UK can produce from its wells, limit the number of wells, or limit the locations at which it can conduct drilling operations. Moreover, each state generally imposes a production or severance tax with respect to production and sale of crude oil, natural gas and gas liquids within its jurisdiction.

Environmental Regulations

Index UK’s operations are subject to numerous stringent and complex laws and regulations at the federal, state and local levels governing the discharge of materials into the environment or otherwise relating to human health and environmental protection. These laws and regulations may, among other things, require acquisition of a permit before drilling or development commences, restrict the types, quantities and concentrations of various materials that can be released into the environment in connection with development and production activities, and limit or prohibit construction or drilling activities in certain ecologically sensitive and other protected areas.  Failure to comply with these laws and regulations or to obtain or comply with permits may result in the assessment of administrative, civil and criminal penalties, imposition of remedial requirements and the imposition of injunctions to force future compliance. Index UK’s business and prospects could be adversely affected to the extent laws are enacted or other governmental action is taken that prohibits or restricts its development and production activities or imposes environmental protection requirements that result in increased costs to it or the oil and natural gas industry in general.

Index UK conducts its development and production activities to comply with all applicable environmental regulations, permits and lease conditions, and it monitors subcontractors for environment compliance. While Index UK believes its operations conform to those conditions, it remains at risk for inadvertent noncompliance, conditions beyond its control and undetected conditions resulting from activities by prior owners or operators of properties in which it owns interests.  Pursuant to industry customs, a project’s operator obtains insurance policy coverage for the each of the partner’s in a particular project. The operator for Index UK’s Kansas I project site has obtained a policy of insurance on behalf of Index UK, the partner in this project (the “Kansas Insurance Policy”). The Kansas Insurance Policy provides for $1,000,000 general commercial liability coverage. This policy also provides for $2,000,000 coverage for general aggregate and products liability. Furthermore, the operator has secured “hired and non-owned” commercial automobile liability coverage with a limit of $1,000,000 and $1,000,000 coverage for workers compensation and employer’s liability insurance.

Crawford, the operator for Index UK’s Walker I and Vieman I wells located in Louisiana and South Texas, has obtained a policy of insurance on behalf of Index UK, the partner in these projects (the “Crawford Policy”). The Crawford Policy provides for $1,000,000 general commercial liability coverage. This policy also provides for $2,000,000 coverage for general aggregate and 1,000,000 coverage for products liability. Furthermore, Crawford has secured “hired and non-owned” commercial automobile liability coverage with a limit of $1,000,000 and $1,000,000 coverage for workers compensation and employer’s liability insurance. Furthermore, the Crawford Policy provides “umbrella liability” coverage per occurrence in amount of $10,000,000.

Occupational Safety Regulations

Index UK is subject to various federal and state laws and regulations intended to promote occupational health and safety. Although all of its wells are drilled by independent subcontractors under its “footage” or “day rate” drilling contracts, Index UK has adopted environmental and safety policies and procedures designed to protect the safety of its own supervisory staff and to monitor all subcontracted operations for compliance with applicable regulatory requirements and lease conditions, including environmental and safety compliance. This program includes regular field inspections of its drill sites and producing wells by members of its operations staff or consultants and internal assessments of its compliance procedures. Index UK considers the cost of compliance a manageable and necessary part of our business.

Federal, State or Native American Leases

Index UK’s operations on federal, state or Native American oil and gas leases are subject to numerous restrictions, including nondiscrimination statutes. Such operations must be conducted pursuant to certain on-site security regulations and other permits and authorizations issued by the Bureau of Land Management, Minerals Management Service and other agencies.

Employees

As of January 1, 2006, Index UK had full time employment agreements with Mr. Andy Boetius and Mr. Lyndon West, its 2 directors, a part time employment agreement with Mr. Daniel Murphy, its director, letter agreements with Mr. David Jenkins and Mr. Michael Scrutton, the other 2 directors of the Company and one part time employee at one of Index Oil’s subsidiaries.

DESCRIPTION OF PROPERTY

Principal Executive Offices

The Company currently holds an arrangement to rent its main office comprising of 300 square feet which is located at 10,000 Memorial Drive, Suite 440, Houston, Texas 77024, at a cost of $1,500 per month for the months of November and December of 2005 and January of 2006. Starting February of 2006, rental payments will increase to $2,000 and will be due on a month-to-month basis.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s businesses, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

Index UK is at an early stage of development and has a limited operating history.

Index UK was formed in 2003 operating as a private company formed under the laws of the United Kingdom. As such, it has a limited operating history upon which you can base an evaluation of its business and prospects. As a start-up company in the early stage of development, there are substantial risks, uncertainties, expenses and difficulties Index UK is subject to. You should consider an investment in Index UK in light of these risks, uncertainties, expenses and difficulties. To address these risks and uncertainties, Index UK must do the following:

▪	Successfully execute its business strategy;

▪	Continue to develop its oil exploration and production assets;

▪	Respond to competitive developments; and

▪	Attract, integrate, retain and motivate qualified personnel.

Index UK may be unable to accomplish one or more of these objectives, which could cause its business to suffer. In addition, accomplishing one or more of these objectives might be very expensive, which could harm its financial results.

Index UK incurred significant losses since inception and anticipates that it will continue to incur losses for the foreseeable future.

As of March 31, 2004, Index UK had incurred a financial loss after taxation of £173,233. Index UK plans to significantly increase its corporate expenses and general overhead. Management believes that its business proposition will be appealing to oil exploration and development community. There is no assurance, however, that Index UK will be able to successfully achieve an increase in production and reserves at its existing properties or future acquisitions, so as to operate in a profitable manner. If the business of oil and gas well exploration and development slows, notably commodity prices, its margins and profitability will suffer. Index UK is unable to predict whether its operating results will be profitable.

Management believes that long-term profitability and growth will depend on its ability to:

•	Develop the reputation of Index UK as a successful oil and gas exploration and production company;

•	Successfully identify and exploit appropriate opportunities;

•	Develop viable strategic alliances; and

•	Maintain sufficient volume of successful new oil and gas opportunities.

Index UK will need to raise substantial additional capital to fund its operations, and its failure to obtain funding when needed may force it to delay, reduce or eliminate its products and services.

Index UK’s operations have consumed a substantial amount of cash since inception. Index UK expects to continue to spend substantial amounts to:

•	identify and exploit oil and gas opportunities;

•	maintain and increase the company’s human resource including full time and consultant resources;

•	evaluating drilling opportunities

•	evaluating future projects and areas for long term development.

Index UK expects that its cash requirement for operations (Capex) will increase significantly over the next several years. Index UK will be required to raise additional capital to meet anticipated needs. Index UK’s future funding requirements will depend on many factors, including, but not limited to:

•	success of ongoing operations;

•	forward commodity prices;

•	operating costs (including human resource costs).

To date, Index UK’s sources of cash have been primarily limited to the sale of equity securities. Index UK cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that Index UK raises additional funds by issuing equity securities, its stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact Index UK’s ability to conduct its business. If Index UK is unable to raise additional capital, when required, or on acceptable terms, it may have to significantly delay, scale back or discontinue its products and services.

Index UK may be unable to effectively maintain its oil and gas exploration business.

Timely, effective and successful oil exploration and production is essential to maintaining Index UK’s reputation as a developing oil exploration company. Lack of opportunities or success may significantly effect Index UK’s viability. The principal components of Index UK’s operating costs include salaries paid to corporate staff, costs of retention of qualified independent engineers and geologists, annual system maintenance and rental costs, insurance, transportation costs and substantial equipment and machinery costs. Because the majority of these expenses are fixed, a reduction in the number of successful oil exploration projects, failures in discovery of new opportunities or termination of ongoing projects will result in lower revenues and margins. Prior success in exploration or production of oil wells does not guarantee future success in similar ventures, thus, its revenues could decline and its ability to effectively engage in oil recovery business would be harmed.

Index UK may be unable to renew or maintain its contracts with independent purchasers, which would harm its business and financial results.

Upon expiration of its independent purchasers’ contracts, Index UK is subject to the risk that the oil and natural gas purchasers will cease buying Index UK’s oil and gas production output. It is not always possible to immediately obtain replacement oil and gas purchasers as the industry is extremely competitive. If these contracts are not renewed, it could result in a significant negative impact on Index UK’s business.

Index UK may be subject to liability risks, which could be costly and negatively impact its business and financial results.

Index UK may be subject to liability claims. There are currently many known hazards associated with the exploration, discovery and delivery of natural gas and oil. Other significant hazards may be discovered in the future. To protect against possible liability, Index UK and its purchasers maintain liability insurance with coverage that they believe is consistent with industry practice and appropriate in light of the risks attendant to its business. However, if Index UK and its purchasers are unable to maintain insurance in the future at an acceptable cost or at all, or if its insurance does not fully cover it, and a successful claim was made against Index UK and/or its purchasers, Index UK could be exposed to liability. Any claim made against Index UK not fully covered by insurance could be costly to defend against, result in a substantial damage award against Index UK and divert the attention of management from Index UK’s operations, which could have an adverse effect on its financial performance.

Loss of key executives and failure to attract qualified managers, technologists, independent engineers and geologists could limit Index UK’s growth and negatively impact its operations.

Index UK depends upon its management team to a substantial extent. In particular, Index UK depends upon Mr. Lyndon West, its Chief Executive Officer, Mr. Daniel Murphy, its Chairman of the Board of Directors and Mr. Andrew Boetius, its Chief Financial Officer, for their skills, experience, and knowledge of the company and industry contacts. Currently, Index UK has employment or consulting agreements with all of its directors who are: Lyndon West, Daniel Murphy, David Jenkins, Michael Scrutton and Andrew Boetius. The loss of any of these executives, or other members of Index UK’s management team, could have a material adverse effect on its business, results of operations or financial condition.

As Index UK grows, it will increasingly require field managers with experience in its industry and skilled engineers, geologists and technologists to operate its diagnostic, seismic and 3D equipment. It is impossible to predict the availability of qualified managers, technologists, skilled engineers and geologists or the compensation levels that will be required to hire them. In particular, there is a very high demand for qualified technologists who are particularly necessary to operate systems similar to the ones that Index UK operates Index UK may not be able to hire and retain a sufficient number of technologists, engineers and geologists and it may be required to pay bonuses and higher independent contractor rates to its technologists, engineers and geologists which would increase its expenses. The loss of the services of any member of its senior management or Index UK’s inability to hire qualified managers, technologists, skilled engineers and geologists at economically reasonable compensation levels could adversely affect Index UK’s ability to operate and grow its business.

Complying with federal and state regulations is an expensive and time-consuming process, and any failure to comply could result in substantial penalties.

Index UK’s operations are directly or indirectly subject to extensive and continually changing regulation affecting the oil and natural gas industry. Many departments and agencies, both federal and state, are authorized by statute to issue, and have issued, rules and regulations binding on the oil and natural gas industry and its individual participants. The failure to comply with such rules and regulations can result in substantial penalties. The regulatory burden on the oil and natural gas industry increases its cost of doing business and, consequently, affects its profitability. Index UK does not believe that we are affected in a significantly different manner by these regulations than are its competitors.

If Index UK’s operations are found to be in violation of any of the laws and regulations to which it is subject, it may be subject to the applicable penalty associated with the violation, including civil and criminal penalties, damages, fines and the curtailment of its operations. Any penalties, damages, fines or curtailment of Index UK’s operations, individually or in the aggregate, could adversely affect its ability to operate its business and its financial results. The risk of Index UK being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action against Index UK for violation of these laws or regulations, even if it successfully defends against it, could cause Index UK to incur significant legal expenses and divert management’s attention from the operation of its business.

Index UK may experience competition from other oil and gas exploration and production companies and this competition could adversely affect Index UK’s revenues and its business.

The market for oil and gas recovery projects is generally highly competitive. Index UK’s ability to compete depends on many factors, many of which are outside of its control. These factors include: timing and market acceptance, introduction of competitive technologies, price and purchaser’s interest in acquiring Index UK’s oil and natural gas output.

Many existing competitors, as well as potential new competitors, have longer operating histories, greater name recognition, substantial track records, and significantly greater financial, technical and technological resources than Index UK. This may allow them to devote greater resources to the development and promotion of their oil and gas exploration and production projects. Many of these competitors offer a wider range of oil and gas opportunities not available to Index UK, and may attract business partners consequently resulting in a decrease of Index UK’s business opportunities. These competitors may also engage in more extensive research and development, adopt more aggressive strategies and make more attractive offers to existing and potential purchasers, and partners. Furthermore, competitors may develop technology and oil and gas exploration strategies that are equal or superior to Index UK’s and achieve greater market recognition. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to better address the needs of our target market. As a result, it is possible that new competitors may emerge and rapidly acquire significant market share.

Other companies that are primarily focused on offering competitive products are Mobil, Shell, Exxon, Yukos and numerous other large oil and gas recovery companies.

There can be no assurance that Index UK will be able to compete successfully against its current or future competitors or that competition will not have a material adverse effect on Index UK’s business, results of operations and financial condition.

If Index UK is unable to protect its intellectual property effectively, it may be unable to prevent third parties from using its technologies and methods, which would impair its competitive advantage.

  Index UK does not believe that its operations or products infringe on the intellectual property rights of others. However, there can be no assurance that others will not assert infringement or trade secret claims against Index UK with respect to its current or future technologies or that any such assertion will not require it to enter into a license agreement or royalty arrangement with the party asserting the claim. Responding to and defending any such claims may distract the attention of Index UK’s management and have an adverse effect on its business, financial condition and results of operations.

Others may claim in the future that Index UK has infringed their past, current or future technologies. Index UK expect that participants in its markets increasingly will be subject to infringement claims as the number of competitors grow. Any claim like this, whether meritorious or not, could be time-consuming, and result in costly litigation and possibly result in agreements covering intellectual property secrets and technologies. These agreements might not be available on acceptable terms or at all. As a result, any claim like this could harm Index UK’s business.

Index UK regards the protection of its copyrights, service marks, trademarks, and trade secrets as critical to its success. Index UK relies on a combination of patent, copyright, trademark, service mark and trade secret laws and contractual restrictions to protect its proprietary rights in products and services. When applicable, it will enter into confidentiality and invention assignment agreements with employees and contractors, and nondisclosure agreements with parties it conducts business with in order to limit access to and disclosure of its proprietary information. These contractual arrangements and the other steps taken to protect its intellectual property may not prevent misappropriation of its technology or deter independent third-party development of similar technologies. Index UK intends to pursue the registration of trademarks and service marks in the U.S. and internationally. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which its services are made available.

Index UK will need to increase the size of its organization, and may experience difficulties in managing growth.

Index UK is a small company with minimal employees as of January 20, 2006. Index UK expects to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipates that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional independent contractors and managers. Index UK’s future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

The following risks relate principally to the Company’s common stock and its market value

There is no existing market for the Company’s common stock.

The Company’s common stock is quoted on the Over the Counter Bulletin Board quotation service under the symbol "IXOG”. There is no active trading market for any of the Company’s securities. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for the securities, the ability of holders of the securities to sell their securities, or the prices at which holders may be able to sell their securities.

The market price of the Company’s common stock may be adversely affected by several factors.

The market price of the Company’s common stock could fluctuate significantly in response to various factors and events, including:

•   the Company’s ability to execute its business plan;
•   operating results below expectations;
•   loss of any strategic relationship;
•   industry developments;
•   economic and other external factors; and
•   period-to-period fluctuations in its financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

The Company’s common stock may be deemed penny stock with a limited trading market.

The Company’s common stock is currently listed for trading on the OTC Bulletin Board which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in obtaining future financing. Further, the Company’s securities are subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of the 1934, as amended, or Exchange Act. The penny stock rules apply to Non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have a tangible net worth less then $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitable inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that the Company remains subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for the Company’s securities. Because the Company’s securities are subject to the "penny stock rules", investors will find it more difficult to dispose of the Company’s securities. Further, for companies whose securities are traded on the OTC Bulletin Board, it is more difficult: (1) to obtain accurate quotations, (ii) to obtain coverage for significant new events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

The Company does not expect to pay dividends in the future. Any return on investment may be limited to the value of the Company’s stock.

The Company does not anticipate paying cash dividends on its stock in the foreseeable future. The payment of dividends on the Company’s stock will depend on its earnings, financial condition and other business and economic factors affecting the Company at such time as the board of directors may consider relevant. If the Company does not pay dividends, its stock may be less valuable because a return on your investment will only occur if the Company’s stock price appreciates.

A sale of a substantial number of shares of the Company’s common stock may cause the price of its common stock to decline.

If the Company’s stockholders sell substantial amounts of the Company’s common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of its common stock could fall. These sales also may make it more difficult for the Company to sell equity or equity-related securities in the future at a time and price that the Company deems reasonable or appropriate. Stockholders who have been issued shares in the Acquisition will be able to sell their shares pursuant to Rule 144 under the Securities Act of 1933, beginning one year after the stockholders acquired their shares.

Management’s Discussion and Analysis or Plan of Operation.

FORWARD LOOKING STATEMENTS

Some of the statements contained in this Current Report on Form 8-K/A that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K/A, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

1. Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

2. Our ability to generate customer demand for our products;

3. The intensity of competition; and

4. General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K/A that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

THE FOLLOWING MANAGEMENT DISCUSSION IS SET FORTH FOR INDEX OIL AND GAS LTD., INCLUDING ANY COMPARISON FOR THE FISCAL YEARS ENDED MARCH 31, 2005 AND MARCH 31, 2004, AND SHOULD BE READ IN CONJUNCTION WITH THE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR INDEX OIL AND GAS LTD., FOR THE FISCAL YEARS ENDED MARCH 31, 2005 AND 2004.

General Overview

Index Oil and Gas Ltd. is an early stage oil exploration and production company. Index Oil and Gas Ltd. has ongoing operations including oil and gas production in the U.S., where it is also actively pursuing other opportunities. Index Oil and Gas Ltd. currently has three wholly-owned subsidiaries through which it conducts its operations, Index Investments North America Inc., Index Oil & Gas (USA) LLC and Index Offshore LLC.

Results of Operations

A comparison of the summary results of operations for the twelve months March 31, 2005 and 2004 is presented below.

	2005	2004
Operating revenues	$88,176	$36,989
Operating expenses	504,524	477,835
Net Loss	$(422,027)	$(454,419)

Net revenues increased $51,187 (or 138.38%) to $88,176 for the fiscal year ended March 31, 2005, as compared to net revenues of $36,989 for the fiscal year ended March 31, 2004. The increase in net revenues was due to an increase in oil sales from new and existing customers.

Operating expenses increased $26,689 (5.58%) to $504,524 for the fiscal year ended March 31, 2005, as compared to operating expenses of $477,835 for the fiscal year ended March 31, 2004. The increase in operating expenses was primarily attributable to an increase in general and administrative expenses, which increase was partially offset by the company not incurring any impairment expenses in the 2005 fiscal year.

During the fiscal year ended March 31, 2005, the Company incurred total other expenses of $5,769, which consisted of $6,807 of other expenses and $1,128 of interest income, compared to $13,573 of total other expenses for 2004, consisting of $16,868 of other expenses and $3,295 of interest income.

Contractual Obligations

Our only contractual obligations for premises as of March 31, 2005, were our principal executive office, comprising 300 square feet. No rental payments were payable to 31 March 2005, with payments starting in fiscal year 2006 at an initial cost of $1,500 per month.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity, capital expenditures or capital resources. The Company does not participate in non-exchange traded contracts requiring fair value accounting treatment.

Inflation

Our opinion is that inflation has not had a material effect on our operations.

Liquidity and Capital Resources

We intend to finance future acquisitions of oil and gas properties, field development projects and operating activities via the efforts of our parent Company, Index Oil & Gas Inc., with a combination of issuances of equity, access to capital markets, and cash flow from operations.

Total current assets as of March 31, 2005 were $58,843, consisting of $8,673 in cash and cash equivalents, $9,769 in trade receivables and $40,401 in other receivables. Total current liabilities of $323,822 consisting of $229,219 in accounts payable and accrued expenses and $94,603 in notes payable to affiliates. As of March 31, 2005, we had working deficit of $264,979.

Total non-current assets as of March 31, 2005 were $356,719, consisting primarily of oil and gas properties, net of accumulated depletion (See Notes, 2, 5, 7 and 14 to our financial statements).

Financing, Investing and Operating Activities

Cash used in operating activities during the fiscal year ended March 31, 2005 was $337,040, as compared to $120,950 in cash used for operating activities for fiscal year ended March 31, 2004. Cash used in investment activities utilized to purchase oil and gas properties, plant and equipment during the fiscal year ended March 31, 2005 was $66,140, as compared to $426,315 cash used in investment activities during the fiscal year ended March 31, 2004.

Cash flows provided by financing activities for the fiscal year ended March 31, 2005 were $161,805, primarily provided by the proceeds obtained from the issuances of of Index Ltd. shares to certain accredited investors and notes payable to affiliates, as compared to $487,511 for the fiscal year ended March 31, 2004.

We anticipate similar underlying operating losses in fiscal year 2006, excluding options and warrants related costs, and have raised additional financing prior to and at the point of the Acquisition. We are also contemplating additional financing transactions that will sufficiently fund our planned capital expenditures and working capital needs for a reasonable period of time. We cannot guarantee that any additional equity/debt financing will be available in sufficient amounts or on acceptable terms when needed.  If such financing is not available in sufficient amounts or on acceptable terms, our results of operations and financial condition may be adversely affected.  In addition, equity financing may result in dilution to existing stockholders and may involve securities that have rights, preferences, or privileges that are senior to our common stock.

As of March 31, 2005, our common shares is the only class of stock outstanding and our outstanding long-term debt liabilities in the amount of $16,500 consist entirely of asset retirement obligations as explained by Notes 2 and 7.

The proceeds from our stock issuances were our primary source to fund the development of our business model consisting of 3 successive stages as described above.

Capital Spending Plan for Fiscal Year 2006

Our capital spending plan for the twelve months ended March 31, 2006, excluding potential acquisitions, is projected to be approximately $500,000 to implement developmental projects to increase reserves and production as follows:

Kansas I project.  Index UK’s Kansas I project consists of a 5% working interest in oil and gas leases covering approximately 8,500 acres which are located in Stafford County, Kansas. Management hopes that Index UK’s participation as a project partner in this Kansas I project would enable the company, with the utilization of the acquisition and processing of new 3 Dimensional (“3D”) seismic data conducted by the project operator, to identify undrilled structural highs in what Management believes to be a proven petroleum province.

4 wells in Louisiana and South Texas during 2006.  Index UK has signed Exploration and Joint Operating Agreements (the “Operating Agreements”) with Crawford Operating Company (“Crawford”) in the Gulf Coast area, to participate in 4 wells in Louisiana and South Texas during early 2006. Pursuant to the Operating Agreements, Index UK has secured a right to participate in the following 4 wells: Walker #1, Vieman #1, Taffy #1 and #2. As of March 15, 2006, the Walker #1 well has been successfully drilled and completed, and Index UK has entered into an operating lease pursuant to which it holds a 12.5% working interest in such well. Management anticipates initial production of the Walker #1 well to commence in the second quarter of 2006, after the construction of a 1.5 mile gas line which would connect to the existing infrastructure.

Index UK would hold the following working interests in the Vieman #1, Taffy #1 and #2 wells, contingent on the wells being successfully drilled and completed: 12.5%, 7.5% and 7.5% respectively.

Management expects the Vieman #1 well to be drilled near Manor Lake in South Texas. The area covering the Vieman #1 location is approximately 320 acres. The Taffy #1 & #2 wells are located in Matagorda County, South Texas. The area where Taffy #1 well is located consists of approximately 370 acres.

Other projects.  In addition to the foregoing, Index UK has recently secured a working interest in an operating lease of up to 5000 acres in the area to the north of Kansas I (Seward) project in Barton County, Kansas. This project includes 4-5 square miles of new 3D seismic data.

With the aid of recently secured financing, subject to availability of resources, Index UK also hopes to participate in up to 8-10 wells in the Gulf Coast area, as well as seeking additional opportunities in Kansas and other selected areas of U.S. and North America.

Furthermore, Index UK is currently analyzing a number of proposals and projects with existing partners and has signed a Seismic and Reprocessing Exploration Agreement (“Agreement”) with ADC Petroleum, L.P. (“ADC”) which provides Index UK an opportunity to participate together with ADC in oil and gas exploration ventures in certain areas covering an aggregate of 220 square miles of Texas, Louisiana and Mississippi.

Energy lenders typically loan to oil and gas companies based on the value of the proved producing reserves, defined as reserves that can be reasonably expected to be recovered from existing wells with existing equipment and operating methods from known reservoirs under existing economic and operating conditions.

Based on our current cash resources and other current assets, management believes we have sufficient liquidity to fund operations for the next twelve months. We are contemplating additional debt and / or equity financing transactions that, if successful, are expected to sufficiently fund expenditures for potential acquisitions and other expansions of our business. We do not currently have any commitments for such financing and there is no assurance that we will be successful in obtaining such funds. If we cannot obtain additional financing, we will have to significantly curtail our acquisition plans.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The Company's discussion and analysis of its financial condition and results of operation are based upon consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The following summarizes several of our critical accounting policies. See a complete list of significant accounting policies in Note 2 to the Consolidated Financial Statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Certain accounting policies involve judgments and uncertainties to such an extent that there is reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used. We evaluate our estimates and assumptions on a regular basis. We base our estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates and assumptions used in preparation of our financial statements. The most significant estimates with regard to these financial statements relate to the provision for income taxes, dismantlement and abandonment costs, estimates of certain oil and gas revenues and expenses and estimates of proved oil and natural gas reserve quantities used to calculate depletion, depreciation and impairment of proved oil and natural gas properties and equipment.

Oil and Gas Properties

The Company follows the full cost method of accounting for its investments in oil and natural gas properties. All costs incurred with the acquisition, exploration and development of oil and natural gas properties, including unproductive wells, are capitalized. Under the full cost method of accounting, such costs may be incurred either prior to or after the acquisition of a property and include lease acquisitions, geological and geophysical services, drilling, completion and equipment. General and administrative costs that are directly related to acquisition, exploration and development activities, and which are not related to production, general corporate overhead or similar activities will be capitalized as incurred. General and administrative costs related to production and general overhead are expensed as incurred.

In the future, any proceeds from the sale of oil and natural gas properties will be credited to the full cost pool, except in transactions involving a significant quantity of reserves or where the proceeds received from the sale would significantly alter the relationship between capitalized costs and proved reserves, in which case a gain or loss would be recognized. No material revenues were received in 2005 or 2004 from disposals of the Company’s properties. Future development, site restoration, and dismantlement and abandonment costs, net of salvage values, are estimated property by property based upon current economic conditions and are included in our amortization of our oil and natural gas property costs.

Generally, the provision for depletion and amortization of oil and natural gas properties will be computed by using the unit-of-production method. Under this computation, the total unamortized costs of oil and natural gas properties (including future development, site restoration, and dismantlement and abandonment costs, net of salvage value), excluding costs of unproved properties, are divided by the total estimated units of proved oil and natural gas reserves at the beginning of the period to determine the depletion rate. This rate is multiplied by the physical units of oil and natural gas produced during the period.

Changes in the quantities of our reserves could significantly impact the Company's provision for depletion and amortization of oil and natural gas properties.

The cost of unevaluated oil and natural gas properties not being amortized is assessed quarterly to determine whether such properties have been impaired. In determining impairment, an evaluation is performed on current drilling results, lease expiration dates, current oil and gas industry conditions, and available geological and geophysical information. Any impairment assessed is added to the cost of proved properties being amortized.

At March 31, 2005, we had $76,529 allocated to unevaluated oil and natural gas properties compared with $189,777 in 2004.

Other Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are depreciated using the straight-line method over their estimated useful lives of the assets. Maintenance, repairs, and minor renewals are charged against earnings when incurred.
Reserve Estimates

Proved reserves are estimated quantities of crude oil, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods as well as oil and natural gas expected to be obtained through the application of enhanced recovery techniques after testing by a pilot project or after the operation of an installed program has been confirmed through production response that increased recovery will be achieved. Proved undeveloped reserves are reserves that are expected to be recovered from existing wells where a relatively major expenditure is required for implementing enhanced oil recovery techniques. We emphasize that the volume of reserves are estimates that, by their nature are subject to revision. The estimates are made using geological and reservoir data, as well as production performance data. These estimates are reviewed annually and revised, either upward or downward, as warranted by additional performance data. If the estimates of proved reserves were to decline, the rate at which we record depletion expense would increase.

Full- Cost Ceiling Test

At the end of each quarter, the unamortized cost of oil and natural gas properties, after deducting the asset retirement obligation, net of related deferred income taxes, is limited to the sum of the estimated future net revenues from proved properties using period-end prices, after giving effect to cash flow hedge positions, discounted at 10%, and the lower of cost or fair value of unproved properties adjusted for related income tax effects.

The calculation of the ceiling test and the provision for depletion and amortization are based on estimates of proved reserves. . There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing, and plan of development. The accuracy of any reserve estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing, and production subsequent to the date of the estimate may justify a revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and natural gas that are ultimately recovered.

Due to the imprecision in estimating oil and natural gas revenues as well as the potential volatility in oil and gas prices and their effect on the carrying value of our proved oil and gas reserves, there can be no assurance that write-downs in the future will not be required as a result of factors that may negatively affect the present value of proved oil and natural gas reserves and the carrying value of oil and natural gas properties, including volatile oil and natural gas prices, downward revisions in estimated proved oil and natural gas reserve quantities and unsuccessful drilling activities.

Asset Retirement Obligations

The estimated costs of restoration and removal of facilities are accrued. The fair value of a liability for an asset's retirement obligation is recorded in the period in which it is incurred and the corresponding cost capitalized by increasing the carrying amount of the related long-lived asset. The liability is accreted to its then present value each period, and the capitalized cost is depreciated over the useful life of the related asset. For all periods presented, we have included estimated future costs of abandonment and dismantlement in our full cost amortization base and amortize these costs as a component of our depletion expense.

Fair Value of Financial Instruments

Our financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, and convertible debt borrowings. The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the highly liquid nature of these short-term instruments.

Revenue Recognition

The Company uses the sales method of accounting for the recognition of natural gas and oil revenues. The Company has an agreement with the operator of its properties to sell, on its behalf, production from the properties for which it has working interest ownership. Since there is a ready market for natural gas, crude oil and natural gas liquids (“NGLs”), production is sold at various locations at which time title and risk of loss pass to the buyer. Revenue is recorded when title passes based on the Company’s net interest or nominated deliveries of production volumes. The Company records its share of revenues based on sales volumes and contracted sales prices. The sales price for natural gas, natural gas liquids and crude oil are adjusted for transportation cost and other related deductions. The transportation costs and other deductions are based on contractual or historical data and do not require significant judgment. Subsequently, these deductions and transportation costs are adjusted to reflect actual charges based on third party documents once received by the Company. Historically, these adjustments have been insignificant. In addition, natural gas and crude oil volumes sold are not significantly different from the Company’s share of production.

The Company receives its share of revenue after all calculated and royalties are paid on natural gas, crude oil and NGLs in accordance with the particular contractual provisions of the lease, license or concession agreements and the laws and regulations applicable to those agreements. Therefore, there is no Royalties Payable on the Company’s Consolidated/Combined Balance Sheet.

Imbalances. When actual natural gas sales volumes exceed delivered share of sales volumes, an over-produced imbalance could occur. To the extent an over-produced imbalance exceeds the remaining estimated proved natural gas reserves for a given property, the Company would record a liability. At and during the years ended March 31, 2005 and 2004, the Company had no imbalances.

New Accounting Pronouncements

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143,” which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its consolidated financial position, results of operations or cash flows.

In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.

On February 16, 2006 the FASB issued SFAS 155, “Accounting for Certain Hybrid Instruments,” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123-R"). SFAS 123-R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123-R include stock warrants, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, whereby compensation expense is recognized using the intrinsic value of the options at the date of the grant. On April 14, 2005, the SEC amended the effective date of the provisions of SFAS 123-R. Accordingly, the Company will implement the revised standard on January 1, 2006. Since there were no outstanding options at March 31, 2005 and the Company had no stock forfeitures since date of inception, management believes that there will not be a material impact on adoption of SFAS 123-R to the company’s financial position, results of operations or cash flows.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of January 20, 2006 with respect to the beneficial ownership of the Company's outstanding common stock following the acquisition of Index UK by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

                                                                                                                                                   Common Stock                                                                        Percentage of
Name of Beneficial Owner                                                                                               Beneficially Owned (1)                                                           Common Stock (1)
Daniel Murphy*(2)                                                                                                                     993,488(4)                                                                                     1.81%

Lyndon West*(2)                                                                                                                     5,060,379(5)                                                                                    9.14%

Andrew Boetius*(2)                                                                                                                1,999,261(6)                                                                                     3.62%

David Jenkins** (2)                                                                                                                 1,203,172(7)                                                                                     2.21%

Michael Scrutton** (2)                                                                                                            2,636,417(8)                                                                                     4.84%

Douglas Wordsworth (3)                                                                                                         3,829,433(9)                                                                                     7.05%

*All officers and directors as a group.
**All directors as a group
(5 persons)

(1) Applicable percentage ownership is based on 54,240,552 shares of common stock outstanding as of January 20, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of January 20, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of January 20, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) The address for these directors of the Index Gas & Oil Ltd. is: c/o Index Oil & Gas Ltd., Lawrence House, Lower Bristol Road, Bath BA2 9ET, United Kingdom.
(3) The address for this beneficial owner is: 44 Heath Lane, Little Sutton, Ellesmere Port, Cheshire, UK CH66 5NT.
(4) Includes (i) warrants to purchase 66,662 shares of common stock of the Company exercisable at $0.14 per share and (ii) options to purchase 555,435 shares of common stock of the Company exercisable at $0.35 per share, which are presently exercisable or exercisable within 60 days.
(5) Includes (i) warrants to purchase 266,380 shares of Common Stock of the Company exercisable at $0.14 per share, (ii) options to purchase 741,292 shares of common stock of the Company exercisable at $0.35 per share, which are presently exercisable or exercisable within 60 days, and (iii) 101,265 shares of Common Stock granted as executive bonus compensation.
(6) Includes (i) warrants to purchase 124,488 shares of Common Stock of the Company exercisable at $0.14 per share, (ii) options to purchase 741,292 shares of common stock of the Company exercisable at $0.35 per share, which are presently exercisable or exercisable within 60 days, and (iii) 101,264 shares of Common Stock granted as executive bonus compensation.
(7) Includes (i) warrants to purchase 12,539 shares of Common Stock of the Company exercisable at $0.14 per share, (ii) options to purchase 100,056 shares of Common Stock of the Company exercisable at $0.35 per share, which are presently exercisable or exercisable within 60 days, and (iii) 101,264 shares of Common Stock granted as executive bonus compensation.
(8) Includes (i) warrants to purchase 33,095 shares of Common Stock of the Company exercisable at $0.14 per share and (ii) options to purchase 150,688 shares of Common Stock of the Company exercisable at $0.35 per share, which are presently exercisable or exercisable within 60 days.
(9) Includes warrants to purchase 42,126 shares of Common Stock of the Company exercisable at $0.14 per share which are presently exercisable or exercisable within 60 days.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding the Company's executive officers, directors and director nominees following the acquisition of Index UK.

Name                                                                                            Age                                                                                                  Position
Daniel Murphy                                                                             63                                                                            Director, Chairman of the Company
Lyndon West                                                                               46                                                                            Director, Chief Executive Officer
Andrew Boetius                                                                          42                                                                             Director, Chief Financial Officer
David Jenkins                                                                              56                                                                             Director
Michael Scrutton                                                                        60                                                                             Director

Set forth below is a biographical description of each director and senior executive officer of the Company and Index UK based on information supplied by each of them.

Mr. Daniel Murphy has been the Chairman of the Company since January 20, 2006. From October 1996 to July, 2004, Mr. Murphy was employed at Intrepid Energy (North Sea) Ltd. as Engineering and Production Director. In this position he was instrumental in the development and delineation of the giant Buzzard field, a 500 million plus (recoverable) barrel oil find. Prior thereto, from January 1994 to October, 1996, Mr. Murphy was employed at C.C. Management Associates as the Managing Director. From December 1996 to present date, Mr. Murphy has continuously been a Non-Executive Director of Aker Kvaerner Offshore Partners Limited, a United Kingdom registered company.

Mr. Lyndon West, who founded Index UK in February of 2003, has been the Chief Executive Officer of the Company since January 20, 2006. From October of 1998 to December of 2003, Mr. West was employed at IHS Energy as New Venture Services Practice Director, and prior thereto as a CEO of IHS Energy’s International Division. In this position, he was responsible for the development of business relations worldwide. Prior thereto, from June of 1987 to October of 1998, Mr. West was employed at IEDS Limited, a company which he co founded, as the Managing Director. In this position, he was responsible for developing business direction and strategy implementation for the company. IEDS Limited was subsequently acquired by IHS Energy in 1998. Mr. West has 25 years of experience in the Oil and Gas Industry.

Mr. Andrew Boetius, a UK Chartered Management Accountant, has been the Chief Financial Officer and a Director of the Company since January 20, 2006. From September of 1988 to March of 2002, Mr. Boetius was employed at Amerada Hess Limited (“Amerada”), a UK subsidiary of Amerada Hess Corporation. Mr. Boetius has held a number of roles during his career with Amerada Hess Corporation, both in its upstream and downstream businesses. In addition, from February of 1999 to June 2002, he was the Finance Director for Amerada’s UK Energy Marketing and Trading business. Mr. Boetius was a part of the management team that divested this business to the TXU Group in March 2002. He remained in his role after the divesture to TXU Group through June of 2002. Subsequently Mr. Boetius performed an interim management role for a UK business in the Fortum Group. Mr. Boetius joined Index UK as a Director on its inception in February of 2003. Prior to 1988, Mr. Boetius worked for the UK divisions of GEC group.

Mr. David Jenkins has been a Director of the Company since January 20, 2006. From December of 2002, to July of 2005, Mr. Jenkins was the President of Exploration Performance LLC (“Exploration Performance”), a Houston consulting company specializing in design and implementation of complete, integrated global exploration processes for oil and gas companies desiring to improve their exploration performance or to expand their exploration business. Mr. Jenkins areas of consultancy services included goal setting, strategy development, project evaluation, portfolio risk analysis, budget optimization, project implementation and post-audit analysis. Exploration Performance’s clients included Marathon Oil Company, Norsk Hydro, Robertson Research International, CNODC, IHS Energy and Fairfield Geophysical.

During the same period, he also acted as the Technical Director of Index UK. As result of his industry contacts, Index UK has acquired an interest in two assets in Stafford County, Kansas and in South Texas. Prior to December 2002, he was employed at Conoco Phillips Inc. (“Conoco”) for 28 years in a number of senior management positions. Mr. Jenkins was instrumental in developing the integrated exploration processes, which resulted in Conoco becoming an industry leader in terms of commercial success rate and the number of significant oil field discoveries. In addition Mr. Jenkins was responsible for the analysis that led to major discoveries in the Gulf of Paria and in the CUU Long basins in Vietnam. Mr. Jenkins has also participated in evaluation of projects for Conoco, which included the evaluation and ranking of over 50 basins and 100+ oil exploration plays. Mr. Jenkins has 31 years of experience in global hydrocarbon exploration.

Dr. Michael Scrutton has been a Director of the Company since January 20, 2006. From 1969 to the end of 2002, Dr. Scrutton was employed by the Robertson Research Group (“Robertson”), a leading British consulting company involved in the upstream oil and gas business. During his tenure with Robertson, he became a director of the Robertson Research Holdings Ltd. and several of its subsidiary companies. In his employment with Robertson, he has fulfilled a variety of technical, management, planning and business development roles. From 1970 to 1986 he worked from Robertson's offices in Singapore, Indonesia and the United States of America, returning to the head office in North Wales in 1986. Dr. Scrutton is a geologist by training and during his 33 years of involvement in the upstream petroleum business, has gained experience in most of the world's oil and gas provinces.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation that the Company has paid or that has accrued on behalf of Company’s chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended December 31, 2005 and 2004.

SUMMARY COMPENSATION TABLE

                                                                                                                                                                                                  Long-Term
                                                                                                                                                                                            Compensation Awards

                                                                                                                                                                                                      Securities
                                                                                                                                                                                                     Underlying
                                                                                                                                                                                                     Options (#)                                              All Other
Name and Principal Position                                         Year                            Salary                      Bonus                              /SARS                                               Compensation

Lyndon West, CEO                                                       2004                           $390                                0                                      0                                                         $ 0

The following table sets forth information concerning the total compensation that Index UK has paid or that has accrued on behalf of Index UK’s chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended March 31, 2005 and 2004 and for the period between April, 2005 to December 31, 2005.

SUMMARY COMPENSATION TABLE

                                                                                                                                                                                                   Long-Term
                                                                                                                                                                                            Compensation Awards

                                                                                                                                                                                                      Securities
                                                                                                                                                                                                     Underlying
                                                                                                                                                                                                     Options (#)                                              All Other
Name and Principal Position                                         Year                            Salary                      Bonus                              /SARS                                               Compensation
Lyndon West, CEO                                                       2005(1)                        $0 (4)                             0                                      0                                                         $68,181(5)
                                                                                          2005(2)                        $0 (4)                             0                                      0                                                         $53,363(6)
                                                                                          2004(3)                        $0 (4)                             0                                      0                                                         $11,359 (7)

(1) Period from April 1, 2005 to December 31, 2005.
(2) Fiscal period starting April 1, 2004 and ending March 31, 2005.
(3) Fiscal Period ending March 31, 2004 commenced on February 21, 2003, the incorporation date of Index UK.
(4)Under the Consultancy Agreement entered into in February of 2003 by and between Index UK and Lyndon West (the “West Consultancy Agreement”), Index UK had the right to defer certain payments of compensation to its Directors and Officers and did exercise that right at all times from February of 2003 to December of 2005, to defer payment of compensation and require that the Directors and Officers apply the compensation amounts toward exercising options granted to them to acquire Index UK equity stock and/or towards purchasing shares of Index UK equity stock.
(5) Compensation of $68,181 for the period from April 1, 2005 to December 31, 2005 pursuant to the West Consultancy Agreement was deferred and required by the Company to be applied toward purchasing 187,500 shares of Index UK equity stock.
(6) Compensation of $53,363 for the fiscal period of April 1, 2004 to March 31, 2005, pursuant to the West Consultancy Agreement, was deferred and required by the Company to be applied toward purchasing 147,500 shares of Index UK equity stock.
(7) Compensation of $11,359 for the fiscal period of February 21, 2003 to March 31, 2004, pursuant to the West Consultancy Agreement, was deferred and required by the Company to be applied toward exercising of 62,475 options granted to Mr. West into 62,475 shares of Index UK equity stock.

* Compensation amounts are based on salaries that are to be paid in British Pounds. All executive compensation amounts were translated into U.S. dollars at the average exchange rate prevailing during the applicable periods presented.

Employment and Consultancy Agreements

In January 20, 2006, Index UK entered into employment and consulting agreements, with the following five directors of Index UK that provide for total aggregate minimum annual salaries of $284,694, which became effective as of January 1, 2006:

•
Mr. West and Mr. Boetius. The agreements provide for Mr. West and Mr. Boetius to receive each an annual salary of $90,909 per year. Mr. West’s and Mr. Boetius’ employment agreements provide for continuous employment without a set date of termination. Index UK may terminate Mr. West’s or Mr. Boetius’ employment when Mr. West or Mr. Boetius respectively reach such age as Index UK’s Board of Directors determines as the appropriate retirement age for the senior employees of company. Mr. West and Mr. Boetius may terminate their employment with the company upon not less than 3 months notice. Pursuant to their employment agreements, Index UK provides Mr. Murphy and Mr. Boetius with Director’s Liability Insurance and contributes to their pension. Additionally, Index UK may terminate Mr. West’s and/or Mr. Boetius’ employment agreement upon not less than 6 months notice. Pursuant to Termination of Control protection, upon termination of Mr. West’s or Mr. Boetius’ employment due to a change of control of Index UK, Mr. West and/or Mr. Boetius are entitled to severance pay. The severance pay is equal to four times the amount of Mr. West’s or Mr. Boetius’ compensation package, respectively, as defined in the agreements;

•
A part time Employment Agreement with Mr. Murphy. The agreement provides for Mr. Murphy to receive an annual salary of $75,000 per year. Mr. Murphy’s is employed continuously by Index UK without a set date of termination; however, his employment is terminated immediately upon his death or permanent disability. Index UK may also terminate Mr. Murphy’s employment upon six months notice. Mr. Murphy may terminate his employment upon 3 months notice to Index UK. Pursuant to his employment agreement, Index UK provides Mr. Murphy with Director’s Liability Insurance and contributes to his pension. Furthermore, the employment agreement provides for a Termination of Control Protection which entitles Mr. Murphy to receive an amount equivalent to 4 times of annual compensation amount; and

•
A non executive director Service Agreement with Mr. Jenkins and Mr. Scrutton. The Agreements provide for Mr. Jenkins to receive a salary of $1,050 per month, and Mr. Scrutton to receive a salary of $1,091 per month. Mr. Jenkins’ and Mr. Scrutton’s employment is terminated immediately upon their death or permanent disability. Index UK may also terminate Mr. Jenkins’ or Mr. Scrutton’s employment upon three months written notice. Mr. Jenkins and Mr. Scrutton may terminate their employment upon 3 months written notice to Index UK. Pursuant to their employment agreements Index UK provides Mr. Jenkins and Mr. Scrutton with Directors Liability Insurance and contributes to their Private pension plan. Furthermore, the employment agreement provides for a Termination of Control Protection which entitles Mr. Jenkins and Mr. Scrutton to achieve vesting of their unvested stock options up to the date of termination.

* Compensation amounts are based on salaries that are to be paid in British Pounds. All executive compensation amounts were translated into U.S. dollars at the average exchange rate prevailing during the applicable periods presented.

Stock Option Plan

As contemplated by the Acquisition Agreement, following the completion of the Acquisition, the Company’s Board of Directors agreed to the adoption of the Stock Option Plan and ratified it on March 14, 2006 effective as of January 20, 2006, providing for the issuance of up to 5,225,000 shares of Common Stock of the Company to the officers, directors, employees and consultants of the Company and/or its subsidiaries. Pursuant to the Stock Option Plan, the Company granted options to purchase an aggregate of 4,577,526 shares of common stock at $0.35 per share to the newly appointed directors and officers that held options to purchase ordinary shares of Index UK prior to the completion of the acquisition, as well as to the newly appointed directors and officers of the Company.

The principal terms and conditions of the stock options granted under the Stock Option Plan are that vesting of the options granted to Directors of the Company occurs in three stages: (1) 50% on January 20, 2006; (2) 25% on January 20, 2007; and (3) 25% on January 20, 2008. The options granted are exercisable at $0.35 per share. Furthermore, the stock options granted under the Stock Option Plan are generally non transferable other than to a legal or beneficial holder of the options upon the option holder’s death. The rights to vested but unexercised options cease to be effective: (1) 18 months after death of the stock options holder; (2) 6 months after Change of Control of the Company; 12 months after loss of office due to health related incapacity or redundancy; or (5) 12 months after the retirement of the options holder from a position with Index Oil.

Of the options to purchase an aggregate of 4,577,526 shares of common stock that were granted, the following stock options have been granted to directors of the Company:

Lyndon West   1,482,584 options
Andrew Boetius           1,482,584 options
Daniel Murphy             1,110,871 options
David Jenkins   200,112   options
Michael Scrutton         301,375   options

Stock Grants

Effective as of January 20, 2006, the Company granted bonus awards, in the form of shares of common stock of the Company as follows: 101,265 to Mr. Lyndon West and 101,264 to each of Messrs. Andrew Boetius and David Jenkins, in consideration of Index UK reaching certain performance objectives.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following related party transactions occurred from January 20, 2004 to January 20, 2006.

In March of 2004, a total of 1,000,000 shares were issued to the Company’s officers and directors in consideration of $.005 per share, or a total of $5,000 in cash. In addition, Au E-Mun, Evon Au and Evelyn Au, former officers, directors and founders of Chinadoll, Inc. Sdn. Bhd., a privately held Malaysian corporation, assigned all of their rights, title and interest in and to the Malaysian corporation to the Company at no cost to the Company.

On April 28, 2004, David Knapfel, a former officer and director of the Company, loaned the Company a total of $40,000 pursuant to the Promissory Note Agreement entered into with the Company, for the purpose of securing the lease and opening of Thai Pasta Sdn. Bdh.’s first restaurant. The loan was repaid in full from the proceeds of the Company’s initial public offering, registered with the U.S. Securities and Exchange Commission on Form SB-2 and completed in November 2004.

DESCRIPTION OF SECURITIES

Common Stock

The Company’s authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share and zero shares of preferred stock. As of January 20, 2006, there were 54,240,552 shares issued and outstanding of the Company’s voting stock.

Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

Warrants

In addition to the foregoing, as of January 20, 2006 there were 954,102 warrants outstanding entitling the holder upon exercise and payment of US $0.14 to subscribe for one share of common stock, par value $0.001 (the “Common Stock”) of the Company. Furthermore, as of January 20, 2006 there were 138,664 warrants outstanding entitling the holder upon exercise and payment of US $0.07 to subscribe for one fully paid and non-assessable share of Common Stock of the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's Common Stock has been traded on the OTC Bulletin Board under the symbol IXOG since January 20, 2006.

The following sets forth the range of the closing bid prices for the Company's Common Stock for the period starting January 20, 2006 through March 3, 2006. Such prices represent inter-dealer quotations, do not represent actual transactions, and do not include retail mark-ups, markdowns or commissions. Such prices were determined from information provided by a majority of the market makers for the Company's Common Stock.

High Close Low Close First Quarter, 2006 $1.66 $0.97

The shares quoted are subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the Exchange Act"), commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the registrant's net tangible assets; or exempted from the definition by the Commission. Trading in the shares is subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in the company’s common stock and may affect the ability of shareholders to sell their shares.

Holders

The approximate number of holders of the Common Stock of the Company as of March 2, 2006 was 265.

Dividends

No cash dividends were declared by the Company during the fiscal year ended March 31, 2005. While the payment of dividends rests within the discretion of the Board of Directors, it is not anticipated that cash dividends will be paid in the foreseeable future, as the Company intends to retain earnings, if any, for use in the development of its business. The payment of dividends is contingent upon the Company's future earnings, if any, the Company's financial condition and its capital requirements, general business conditions and other factors.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows information with respect to each equity compensation plan under which the Company’s common stock is authorized for issuance as of January 20, 2006

Plan category                                                                     Number of securities               Weighted average                          Number of securities
                                                                                                to be issued upon                   exercise price of                           remaining available for
                                                                                                   exercise of                          outstanding options,                     future issuance under
                                                                                           outstanding options,                warrants and rights                    equity compensation plans
                                                                                             warrants and rights                                                                           (excluding securities
                                                                                                                                                                                                          reflected in column (a)
                                                                                                       (a)                                                  (b)                                                        (c)
Equity compensation plans approved                                    -0-                                                $ -0-                                                        -0-
by security holders
Equity compensation plans not
approved by security holders                                          4,577,526                                              0.35                                                   647,474
Total                                                                                     4,577,526                                              0.35                                                   647,474

LEGAL PROCEEDINGS

Index Oil & Gas Inc.

Index Oil & Gas Inc. is not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. Management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Index UK

Index UK is not a party to any pending legal proceeding, nor is its property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of Index UK.

RECENT SALES OF UNREGISTERED SECURITIES

In March 2004, the Company issued a total of 1,000,000 shares of $0.001 par value common stock as founder's shares to Evon Au, David Knapfel, and Au E-Mun, all of whom were officers and directors of Thai. Both Evon Au and David Knapfel received 400,000 shares each, and Au E-Mun received 200,000 shares. The shares were issued in exchange for cash in the aggregate amount of $5,000.

On January 20, 2006 the Company completed a private placement for 8,533,333 shares of common stock of the Company at a price of $0.60 per share for an aggregate sum of $5,120,000.

In addition, on January 20, 2006, the Company issued an aggregate of 22,615,552 shares of common stock of the Company and 1,092,676 warrants to subscribe for Common Stock of the Company as consideration for the acquisition of Index UK’s outstanding equity stock and warrants from the Index UK’s Shareholders. As part of the Acquisition, 759,448 shares of Common Stock were reserved for issuance by the Company.

All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Index Oil and Gas Inc. or executive officers of Index Oil and Gas Inc., and transfer was restricted by Index Oil and Gas Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's directors and executive officers are indemnified as provided by the Nevada Revised Statutes and the Company's Bylaws. These provisions state that the Company's directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company's board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.01.

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 2.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 2.01.

Item 5.06 Change in Shell Company Status.

Prior to the entry into the Letter of Intent to acquire 100% of the share capital of Index UK, the Company owned and operated a theme restaurant called "Khanom Jeen" in Taipan, Selangor, Malaysia. Such business was open and active as reported in the Form 10-QSB for the period ended September 30, 2005, which was filed by Thai on November 9, 2005. Subsequent to that date, but prior to the completion of the Acquisition, Thai sold a portion of its surplus assets that had been utilized in connection with its Khanom Jeen restaurant for an aggregate sum of $5,000 to Mad About Food Inc., a privately held company incorporated under the laws of Malaysia, and, thereafter, it ceased all operations in its Thai Pasta Enterprise Sdn. Bhd. subsidiary. Subsequently, the parties completed the Acquisition in January 2005 and a Form 8-K regarding the completion of the acquisition (and amendments to the Form 8-K) was filed by the Company. Management of the Company has since determined, based upon information provided to the Company subsequent to the completion of the Acquisition and the filing of the Form 8-K, as previously amended, including preliminary audited financials of Thai for the year ended December 31, 2005, that Thai may have been deemed to be a shell company at the time of the completion of the acquisition. Accordingly, the Company has provided additional information regarding Index UK in this Amended Form 8-K, as well as a description of the material terms of the Acquisition, in order to comply with the requirements of Item 5.06. See Items 1.01 and 2.01.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

This Form 8-K/A contains audited financial statements of Index Oil & Gas Limited at March 31, 2005 and 2004 and for the years ended March 31, 2005 and 2004.

INDEX OIL & GAS LIMITED

Index to Financial Statements

Page
Report of Independent Registered Certified Public Accounting Firm	F-2
Consolidated Balance Sheets as of March 31, 2005 and 2004	F-3
Consolidated Statement of Losses for the years ended March 31, 2005 and 2004	F-4
Consolidated Statement of Stockholders’ Equity for the years ended March 31, 2005 and 2004	F-5
Consolidated Statement of Cash Flows for the years ended March 31, 2005 and 2004	F-6
Notes to Consolidated Financial Statements	F-7 through F-27
Supplemental Information (Unaudited)	F-28 through F-36
Pro forma financial information (Unaudited)	F-37 through F-41

(b)	Pro forma financial information.

See Item 9.01 (a)

(c)  Shell company transactions.

See Items 9.01(a) and 9.01(b).

(d) Exhibits

Exhibit
Number Description
--------------------------------------------------------------------------------
3.1           Amendment to the Articles of Incorporation of Index Oil & Gas Inc. (the “Company”), dated November 28, 2005, changing the name of the Company from Thai One
                On Inc.  to  Index Oil & Gas Inc., and increasing the number of authorized shares from 25,000,000 to 75,000,000. (1)

10.1         Acquisition Agreement between Index Oil and Gas Inc., certain  Shareholders of Index Oil & Gas Ltd., and Briner Group Inc. dated January 20, 2006. (1)

10.2         Form of Share Exchange Agreement entered into by and between Index Oil & Gas Inc. and certain Index Oil & Gas Ltd. shareholders. (1)

10.3         Employment Agreement entered into by and between Index Oil & Gas Ltd. and Lyndon West, dated January 20, 2006. (1)

10.4         Employment Agreement entered into by and between Index Oil & Gas Ltd. and Andrew Boetius, dated January 20, 2006. (1)

10.5         Employment Agreement entered into by and between Index Oil & Gas Ltd. and Daniel Murphy, dated January 20, 2006. (1)

10.6         Non Executive Director Service Agreement entered into by and between Index Oil & Gas Ltd. and David Jenkins, dated January 20, 2006. (1)

10.7         Non Executive Director Service Agreement entered into by and  between Index Oil & Gas Ltd. and Michael Scrutton, dated January 20, 2006. (1)

10.8    Form of Subscription Agreement dated as of January 20, 2006. (1)

23.1         Consent of Ancell Energy Consulting, Inc. (Filed herewith).

(1) Incorporated by reference to the Amended Current Report filed on Form 8-K/A with the SEC on March 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Index Oil & Gas Inc.

Date: June13, 2006	By:	/s/ Lyndon West
Name: Lyndon West
Title Chief Executive Officer

INDEX OIL & GAS LIMITED

Index to Financial Statements

Page
Report of Independent Registered Certified Public Accounting Firm	F-2
Consolidated Balance Sheets as of March 31, 2005 and 2004	F-3
Consolidated Statement of Losses for the years ended March 31, 2005 and 2004	F-4
Consolidated Statement of Stockholders’ Equity for the years ended March 31, 2005 and 2004	F-5
Consolidated Statement of Cash Flows for the years ended March 31, 2005 and 2004	F-6
Notes to Consolidated Financial Statements	F-7 through F-27
Supplemental Information (Unaudited)	F-28 through F-36
Pro forma financial information (Unaudited)	F-37 through F-41

RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors
Index Oil & Gas Limited
London, UK

We have audited the accompanying consolidated balance sheets of Index Oil & Gas Limited, (and subsidiaries) (the “Company”) as of March 31, 2005 and 2004 and the related statements of losses, stockholders’ equity, and cash flows for the two years period then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on the financial statements based upon our audits.

We have conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Index Oil & Gas Limited at March 31, 2005 and 2004 and the results of its operations and its cash flows for each of the two years ended March 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP
Certified Public Accountants

New York, New York
March 31, 2006

INDEX OIL AND GAS LIMITED
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2005 AND 2004

	2005	2004
ASSETS
Current Assets:
Cash and cash equivalents (Note 2)	$8,673	$256,032
Trade receivables (Note 4)	9,769	9,705
Other receivables (Note 2)	40,401	408
Deferred debt issue costs, net (Note 6)	-	6,620
Total Current Assets	58,843	272,765

Oil & Gas Properties, full cost, net of accumulated depletion (Notes 2, 5, 7 and 14)	348,334	312,347
Property and Equipment, net of accumulated depreciation (Note 2 and 5)	8,385	10,420
Total Property, Plant and Equipment	356,719	322,767

Total Assets	$415,562	$595,532

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses (Note 2)	$229,219	$160,879
Convertible notes payable to affiliates (Notes 6, and 13)	-	148,791
Notes payable to affiliates (Note 6 and 13)	94,603	-
Total Current Liabilities	323,822	309,670

Long-Term Liabilities:
Asset Retirement Obligation (Notes 2 and 7)	16,500	10,500
Total Liabilities	340,322	320,170

Commitments and Contingencies (Note 9)	-	-

Stockholders Equity: (Note 6 and 11)
Common stock, par value £0.10 , 100 million shares authorized, 4,306,715 and 3,456,528 issued and outstanding at March 31, 2005 and 2004, respectively	719,928	564,607
Additional paid in capital	236,516	167,370
Accumulated deficit	(884,775)	(462,748)
Other comprehensive income (Note 2)	3,571	6,133
Total Stockholders' Equity	75,240	275,362

Total Liabilities and Stockholders' Equity	$415,562	$595,532

See accompanying notes to consolidated financial statements

INDEX OIL AND GAS LIMITED
CONSOLIDATED STATEMENT OF LOSSES
FOR THE YEARS ENDED MARCH 31, 2005 AND 2004

	2005	2004
Revenue:
Oil sales	$88,176	$36,989

Operating Expenses:
Operating costs	23,584	16,201
Depreciation and amortization (Note 5)	38,295	27,211
Impairment	-	87,548
General and administrative expenses	442,645	346,875
Total Operating Expenses	504,524	477,835

Loss from Operations	(416,348)	(440,846)

Other Income (Expenses):	(6,807)	(16,868)
Interest income	1,128	3,295
Total Other Income (Expense)	(5,679)	(13,573)

Loss before Income Taxes	(422,027)	(454,419)

Income (Taxes) Benefit (Note 8)	-	-

Net Loss	$(422,027)	$(454,419)

Earnings per share (Note 11):
Basic and fully diluted	$(0.10)	$(0.13)
Weighted average shares outstanding:
Basic and assuming dilution	4,306,715	3,456,528

See accompanying notes to consolidated financial statements

INDEX OIL AND GAS LIMITED
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE TWO YEARS ENDED MARCH 31, 2005 AND 2004

	Common Stock
	Shares	Amount	Additional Paid in Capital	(Accumulated Deficit)	Other Comprehensive Income/(Loss)	Total Stockholders’ Equity
Balance at March 31, 2003	693,342	$109,990	$325	$(8,329)	$(297)	$101,689
Issuance of common shares	2,763,186	454,617	119,826	-	-	574,443
Share issue costs	-	-	(6,808)	-	-	(6,808)
Compensation cost related to share options	-	-	53,388	-	-	53,388
Compensation cost related to warrants	-	-	639	-	-	639
Other comprehensive income-foreign currency translation adjustment	-	-	-	-	6,430	6,430
Net loss	-	-	-	(454,419)	-	(454,419)
Balance at March 31, 2004	3,456,528	$564,607	$167,370	$(462,748)	$6,133	$275,362
Issuance of common shares	552,762	100,211	69,146	-	-	169,357
Issuance of common shares, on exercise of share options	297,425	55,110	-	-	-	55,110
Other comprehensive income-foreign currency translation adjustment	-	-	-	-	(2,562)	(2,562)
Net loss	-	-	-	(422,027)	-	(422,027)
Balance at March 31, 2005	4,306,715	$719,928	$236,516	$(884,775)	$3,571	$75,240

See accompanying notes to consolidated financial statements

INDEX OIL AND GAS LIMITED
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2005 AND 2004

	2005	2004
Cash Flows From Operating Activities:
Net loss	$(422,027)	$(454,419)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Non cash stock based compensation cost	-	54,027
Amortization of debt issue costs-current year	6,807	6,321
Amortization of debt issue costs-prior year		10,547
Depreciation and amortization	38,295	27,211
Impairment	-	87,548
(Increase) in receivables	(31,787)	(8,843)
Increase in accounts payable and accrued expenses	71,672	156,658
Net Cash (Used In) Operating Activities	(337,040)	(120,950)

Cash Flows From Investing Activities:
Payments for oil and gas properties and property and equipments	(70,540)	(426,315)
Proceeds from sale of oil and gas properties	4,400	-
Net Cash (Used In) Investing Activities	(66,140)	(426,315)

Cash Flows From Financing Activities:
Proceeds from issue of shares and options	77,311	152,985
Proceeds from convertible notes payable	91,302	354,462
Payment for share issue costs	-	(6,808)
Payment for debt issue costs	(6,807)	(13,128)
Net Cash Provided by Financing Activities	161,805	487,511

Effect of exchange rate changes on cash and cash equivalents	(5,984)	5,326

Net (Decrease) in Cash And Cash Equivalents	(247,359)	(54,429)

Cash and cash equivalents at beginning of period	$256,032	$310,461
Cash and cash equivalents at the end of period	$8,673	$256,032

Supplemental Disclosures of Cash Flow Information:
Cash paid (received) during the year for interest	$(1,128)	$(3,295)
Cash paid during the year for taxes	$-	$-

Non-cash Financing and Investing Transactions:
Conversion of loan capital into share capital	$147,156	$421,459

See accompanying notes to consolidated financial statements

INDEX OIL & GAS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004

NOTE 1 - ORGANIZATION AND OPERATIONS OF THE COMPANY

Index Oil & Gas Limited (“the Company”) was incorporated on February 21, 2003 in the United Kingdom. The Company invested in a 5% working interest in oil and gas leases covering approximately 8,500 acres located in Stafford County, Kansas (“Kansas properties”) in July 2003. In August 2003, Index Oil & Gas USA, LLC (“Index USA”) was formed and the Kansas properties were transferred into this wholly owned subsidiary. The Company is participating in an ongoing drilling program on these properties. Additionally, Index Investments North America Inc. (“Index Investments”) and Index Offshore LLC (“Index Offshore”), a wholly owned subsidiary of Index Investments, were both formed in July 2004 for future potential investments in the United States. The Company comprises a United Kingdom holding company, which provides management services and United States operating subsidiaries, which are engaged in the exploration for, development, production and sale of oil and natural gas. The Company does not currently operate any of its properties and sells its oil production to domestic crude oil purchasers.

On January 20, 2006 the entire issued share capital of the Company was acquired by Index Oil and Gas Inc. (“Index Inc.”), together with the raising of $5,120,000 of new equity capital for investment in oil and gas projects developed by the Company and for operating and working capital purposes.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements as of March 31, 2005 and 2004 and for the two year periods ended March 31, 2005 and 2004 include the accounts of the Company and its’ its wholly owned subsidiaries, Index USA, Index Investments and Index Offshore after eliminating all significant intercompany accounts and transactions. Results of operations are included from the date of incorporation and to the extent of differences in dates of incorporation - results of operations for the year ended March 31, 2005 are not comparable with March 31, 2004.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Certain accounting policies involve judgments and uncertainties to such an extent that there is reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used. We evaluate our estimates and assumptions on a regular basis. We base our estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates and assumptions used in preparation of our financial statements. The most significant estimates with regard to these financial statements relate to the provision for income taxes, dismantlement and abandonment costs, estimates of certain oil and gas revenues and expenses and estimates of proved oil and natural gas reserve quantities used to calculate depletion, depreciation and impairment of proved oil and natural gas properties and equipment.

Cash and Cash Equivalents, and Concentrations of Credit Risk

Cash and cash equivalents represent cash in banks. The Company considers any highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents. The Company’s accounts receivable are concentrated among entities engaged in the energy industry, within the United States. Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash

OIL & GAS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004

 NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

equivalents and related party receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Accounting for Bad Debts and Allowances

Bad debts and allowances are provided based on historical experience and management's evaluation of outstanding accounts receivable. The management periodically evaluates past due or delinquency of accounts receivable in evaluating its allowance for doubtful accounts. There was no allowance for doubtful accounts at March 31, 2005 and 2004.

Other Current Assets

Other receivables at March 31, 2005 and 2004, of $40,401 and $408, respectively consist primarily of value added tax recoverable in the United Kingdom by the Company.

Oil and Gas Properties

The Company follows the full cost method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration, and development of properties within a relatively large geopolitical cost center are capitalized when incurred and are amortized as mineral reserves in the cost center are produced, subject to a limitation that the capitalized costs not exceed the value of those reserves. In some cases, however, certain significant costs, such as those associated with offshore U.S. operations, are deferred separately without amortization until the specific property to which they relate is found to be either productive or nonproductive, at which time those deferred costs and any reserves attributable to the property are included in the computation of amortization in the cost center. All costs incurred in oil and gas producing activities are regarded as integral to the acquisition, discovery, and development of whatever reserves ultimately result from the efforts as a whole, and are thus associated with the Company’s reserves. The Company capitalizes internal costs directly identified with performing or managing acquisition, exploration and development activities. The Company has not capitalized any internal costs or interest at March 31, 2005 and 2004. Unevaluated costs are excluded from the full cost pool and are periodically evaluated for impairment rather than amortized. Upon evaluation, costs associated with productive properties are transferred to the full cost pool and amortized. Gains or losses on the sale of oil and natural gas properties are generally included in the full cost pool unless the entire pool is sold.

Capitalized costs and estimated future development costs are amortized on a unit-of-production method based on proved reserves associated with the applicable cost center. The Company has assessed the impairment for oil and natural gas properties for the full cost pool at March 31, 2006, 2005 and 2004 and will assess quarterly thereafter using a ceiling test to determine if impairment is necessary. Specifically, the net unamortized costs for each full cost pool less related deferred income taxes should not exceed the following: (a) the present value, discounted at 10%, of future net cash flows from estimated production of proved oil and gas reserves plus (b) all costs being excluded from the amortization base plus (c) the lower of cost or estimated fair value of unproved properties included in the amortization base less (d) the income tax effects related to differences between the book and tax basis of the properties involved. The present value of future net revenues should be based on current prices, with consideration of price changes only to the extent provided by contractual arrangements, as of the latest balance sheet presented. The full cost ceiling test must take into account the prices of qualifying cash flow hedges in calculating the current price of the quantities of the future production of oil and gas reserves covered by the hedges as of the balance sheet

OIL & GAS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

date. In addition, the use of the hedge-adjusted price should be consistently applied in all reporting periods and the effects of using cash flow hedges in calculating the ceiling test, the portion of future oil and gas production being hedged, and the dollar amount that would have been charged to income had the effects of the cash flow hedges not been considered in calculating the ceiling limitation should be disclosed. Any excess is charged to expense during the period that the excess occurs. The Company did not have any hedging activities during the two year period ended March 31, 2005 and 2004. Application of the ceiling test is required for quarterly reporting purposes, and any write-downs cannot be reinstated even if the cost ceiling subsequently increases by year-end. A ceiling test write-down of $87,548 was recorded for the year period ended March 31, 2004. Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income. Abandonment of properties is accounted for as adjustments of capitalized costs with no loss recognized.

Other property, plant and equipment primarily includes computer equipment, which is recorded at cost and depreciated on a straight-line basis over useful lives of five years. Repair and maintenance costs are charged to expense as incurred while acquisitions are capitalized as additions to the related assets in the period incurred. Gains or losses from the disposal of property, plant and equipment are recorded in the period incurred. The net book value of the property, plant and equipment that is retired or sold is charged to accumulated depreciation and amortization, and the difference is recognized as a gain or loss in the results of operations in the period the retirement or sale transpires.

Other Current Liabilities

Other current liabilities consist primarily of accruals for lease operating costs, capital expenditures and general and administrative expenses. Accrued liabilities at March 31, 2005 and 2004 include compensation expense payable to directors. See Note 13.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 (“SFAS 130”), “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company reports foreign currency translation adjustments within other comprehensive income in the periods presented.

Net Earnings (Losses) Per Common Share

The Company computes earnings per share under Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (“SFAS 128”). Net earnings (losses) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the year. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible notes payable and the exercise of the Company's stock options and warrants (calculated using the treasury stock method). During the year ended March 31, 2005 and 2004, common stock equivalents are not considered in the calculation of the weighted average number of common shares outstanding because they would be anti-dilutive, thereby decreasing the net loss per common share.

INDEX OIL & GAS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company uses the sales method of accounting for the recognition of natural gas and oil revenues. The Company has an agreement with the operator of its properties to sell, on its behalf, production from the properties for which it has working interest ownership. Since there is a ready market for natural gas, crude oil and natural gas liquids (“NGLs”), production is sold at various locations at which time title and risk of loss pass to the buyer. Revenue is recorded when title passes based on the Company’s net interest or nominated deliveries of production volumes. The Company records its share of revenues based on sales volumes and contracted sales prices. The sales price for natural gas, natural gas liquids and crude oil are adjusted for transportation cost and other related deductions. The transportation costs and other deductions are based on contractual or historical data and do not require significant judgment. Subsequently, these deductions and transportation costs are adjusted to reflect actual charges based on third party documents once received by the Company. Historically, these adjustments have been insignificant. In addition, natural gas and crude oil volumes sold are not significantly different from the Company’s share of production.

The Company receives its share of revenue after all calculated and royalties are paid on natural gas, crude oil and NGLs in accordance with the particular contractual provisions of the lease, license or concession agreements and the laws and regulations applicable to those agreements. Therefore, there is no Royalties Payable on the Company’s Consolidated/Combined Balance Sheet.

Imbalances. When actual natural gas sales volumes exceed delivered share of sales volumes, an over-produced imbalance could occur. To the extent an over-produced imbalance exceeds the remaining estimated proved natural gas reserves for a given property, the Company would record a liability. At and during the years ended March 31, 2005 and 2004, the Company had no imbalances.

Derivative and Hedging

The Company has not entered into any derivative contracts for any purpose from the period of inception through March 31, 2005.

Foreign Currency Translation

The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation.” Assets and liabilities of non-U.S. subsidiaries whose functional currency is not the U.S. dollar are translated into U.S. dollars at fiscal year-end exchange rates. Revenue and expense items are translated at average exchange rates prevailing during the fiscal year. Translation adjustments are included in Accumulated other comprehensive loss in the equity section of the balance sheet with the corresponding foreign currency transaction (losses)/gains included in - other comprehensive loss - foreign currency translation in the statement of operations and totaled $(2,562) and $6,430 for the years ended March 31, 2005 and 2004, respectively.

Income Taxes

Deferred income taxes are provided using the asset and liability method for financial reporting purposes in accordance with the provisions of Statements of Financial Standards No. 109, “Accounting for Income Taxes”.

INDEX OIL & GAS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Under this method, deferred tax assets and liabilities are recognized for temporary differences between the tax bases of assets and liabilities and their carrying values for financial reporting purposes and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the related tax benefits will not be realized.

Stock Based Compensation

In determining our accounting policies, the Company has chosen to apply the intrinsic value method pursuant to Accounting Standards Board (“APB”) APB No. 25, “Stock Issued to Employees” (“APB No. 25”), effective February 2003. Under APB No. 25, no compensation is recognized when the exercise price for options granted equals the fair value of the Company’s common stock on the date of the grant. Accordingly, the provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” permit the continued use of the method prescribed by APB No. 25 but require additional disclosure, including pro forma calculations of net income (loss) per share as if the fair value method of accounting prescribed by SFAS No. 123 had been applied.

In December 2003, the FASB issued SFAS No.148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

Had compensation costs for the Company’s stock options been determined based on the fair value of the stock options using the Black-Scholes method at the grant dates for the awards, the Company’s net loss and losses per share would have been as follows (transactions involving stock options issued to employees are presented in Notes 10 and 13):

	For the year ended March 31,
	2005	2004
Net loss, as reported	$(422,027)	$(454,120)
Add: Total stock based employee compensation expense as reported under intrinsic value method, net of tax of $0	-	53,388
Deduct: Total stock based employee compensation expense as reported under fair value based method, net of tax of $0	-	(64,898)
Net loss , pro forma	$(422,027)	$(465,630)

Basic and fully diluted loss per share, as reported	$(0.10)	$(0.13)
Basic and fully diluted loss per share, pro forma	$(0.10)	$(0.13)

The weighted-average fair value of stock options granted to employees of $0.36 under the fair valued based method using the Black Scholes model, for the year ended March 31, 2004 was determined using the following assumptions: (1) a risk free rate of 3.78%; (2) a volatility rate of 100%, (3) a zero dividend rate; (4) a zero percent forfeiture rate; (5) the latest stock issuance price used as the share market price; and (6) a one year life.

INDEX OIL & GAS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Asset Retirement Obligations

Our financial statements reflect the provisions of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations. SFAS No.143 provides that, if the fair value for an asset retirement obligation can be reasonably estimated, the liability should be recognized in the period when it is incurred. Oil and gas producing companies incur this liability upon acquiring or drilling a well. Under the method prescribed by SFAS No.143, the retirement obligation is recorded as a liability at its estimated present value at the asset’s inception, with an offsetting increase to producing properties on the balance sheet. Periodic accretion of discount of the estimated liability is recorded as an expense in the statement of operations. The Company’s asset retirement obligations relate to the abandonment of oil producing wells. The Company has recognized an asset retirement liability of $16,500 and $10,500 at March 31, 2005 and March 31, 2004, respectively, all relating to wells in production on the Kansas properties as of these dates. It is estimated that salvage values of well equipment will be equal to the cost of plugging and abandoning these wells at that point, and this estimate has been taken into account in the calculation of accretion expense.

Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should any impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

New Accounting Pronouncements Not Yet Adopted

Stock Compensation. In December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123-R"). SFAS 123-R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123-R include stock warrants, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, whereby compensation expense is recognized using the intrinsic value of the options at the date of the grant. On April 14, 2005, the SEC amended the effective date of the provisions of SFAS 123-R. Accordingly, the Company will implement the revised standard on January 1, 2006. Since there were no outstanding options at March 31, 2005 and the Company had no stock forfeitures since date of inception, management believes that there will not be a material impact on adoption of SFAS 123-R to the company’s financial position, results of operations or cash flows.

Conditional Asset Retirement Obligations. In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143,” which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its consolidated financial position, results of operations or cash flows since it currently does not have any conditional asset retirement obligations outstanding at March 31, 2005.

INDEX OIL & GAS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Certain Hybrid Instruments. On February 16, 2006 the FASB issued SFAS 155, “Accounting for Certain Hybrid Instruments,” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows as it currently does not have any hybrid instruments outstanding at March 31, 2005.

Accounting Changes and Error Corrections. In May 2005 the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3 (“SFAS 154”)”, which changes the requirements for the accounting for and the reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is practicable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the balance sheet) for that period rather than being reported in the statement of operations. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.

This Statement defines retrospective application as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This Statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error.

SFAS 154 requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate affected by a change in accounting principle. This Statement carries forward without change the guidance contained APB 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. SFAS 154 also carries forward the guidance in APB 20 requiring justification of a change in accounting principle on the basis of preferability.

SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date SFAS 154 is issued. SFAS 154 does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of SFAS

INDEX OIL & GAS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

154. This Statement is not expected to impact the Company’s consolidated financial position or results of operations.

Accounting for Servicing of Financial Assets. In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140”(“SFAS No. 156”), which amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.
Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations:

a.	A transfer of the servicer’s financial assets that meets the requirements for sale accounting

b.
A transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities

c.	An acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates.

2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.	Permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities:

a.
Amortization method—Amortize servicing assets or servicing liabilities in proportion to and over the period of estimated net servicing income or net servicing loss and assess servicing assets or servicing liabilities for impairment or increased obligation based on fair value at each reporting date.

b.
Fair value measurement method—Measure servicing assets or servicing liabilities at fair value at each reporting date and report changes in fair value in earnings in the period in which the changes occur.

4.
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.
Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This Statement requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. The Board concluded that fair value is the most relevant measurement attribute for the initial recognition of all servicing assets and servicing liabilities, because it represents the best measure of future cash flows. This Statement permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. An entity that uses derivative instruments to mitigate the risks inherent in servicing assets and servicing liabilities is required to account for those derivative instruments at fair value. Under this Statement, an entity can elect subsequent fair value measurement of its servicing assets and servicing liabilities by class, thus simplifying its accounting and providing for income statement recognition of the potential offsetting

INDEX OIL & GAS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

changes in fair value of the servicing assets, servicing liabilities, and related derivative instruments. An entity that elects to subsequently measure servicing assets and servicing liabilities at fair value is expected to recognize declines in fair value of the servicing assets and servicing liabilities more consistently than by reporting other-than-temporary impairments.

The Board decided to require additional disclosures and separate presentation in the statement of financial position of the carrying amounts of servicing assets and servicing liabilities that an entity elects to subsequently measure at fair value to address concerns about comparability that may result from the use of elective measurement methods.

An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year. The effective date of this Statement is the date an entity adopts the requirements of this Statement. The Company has not yet determined the impact the Company’s consolidated financial position or results of operations.

NOTE 3 - LIQUIDITY

As shown in the accompanying consolidated financial statements, the Company incurred net loss from continuing operating of $422,027 and $454,419 for the year ended March 31, 2005 and 2004, respectively. The Company's current liabilities, on a consolidated basis, exceeded its current assets by $264,979 as of March 31, 2005.

NOTE 4 - TRADE RECEIVABLES

Historically, through March 31, 2005, all of the Company’s trade receivables related to its working interest share of oil sales have been collected. As a result, no allowance for doubtful accounts has been recorded at March 31, 2005 and 2004.

INDEX OIL & GAS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT, PROPERTY ACQUISITIONS AND DISPOSITIONS AND CAPITALIZED INTEREST

Oil and Gas Properties

Major classes of oil and gas properties under the full cost method of accounting at March 31, 2005 and 2004 consist of the following:

	For the year ended March 31,
	2005	2004
Subject to depletion	$334,080	$148,691
Not subject to depletion:
Exploration costs	9,529	10,777
Cost of undeveloped acreage	67,000	179,000
Total not subject to depletion	76,529	189,777
Gross oil and gas properties	410,609	338,468
Less: accumulated depletion	(62,275)	(26,121)
Net oil and gas properties	$348,334	$312,347

Depletion expense was $36,154 or $17.48 per barrel of production and $26,121 or $21.53 per barrel of production for the years ended March 31, 2005 and 2004, respectively.

It is anticipated that the acquisition of undeveloped acreage of $67,000 and exploration costs of $9,529 will be included in depreciation, depletion and amortization within one year.

Acquisitions and Dispositions

The Company paid $375,000 in July 2003 to acquire its’ interest in the oil and gas leases comprising the Kansas properties, which included rights to a number of newly drilled wells that were in the process of being brought on stream at that time. Initially $100,000 of the overall acquisition cost was allocated to proved property acquisition costs and $275,000 to unproved property acquisition costs. It is expected that at least 24 prospects will be drilled in total on these properties and for each well that has been drilled on the Kansas properties subsequent to the acquisition and through to March 31, 2005, all of which have been brought on stream, $16,000 per well (being approximately 1/24 of the original acquisition cost) has been reclassified as proved property costs and brought into the calculation of amortization against estimated proven reserves. In addition an equivalent transfer has been made for future well locations for which proven undeveloped reserves have been ascribed at March 31, 2005 and March 31, 2004.

Drilling and completion of wells on the Kansas properties generally takes no more than one month in total. No well related costs have been excluded from the amortization calculations. During the year ended March 31, 2005, the Company disposed of its’ interest in 3 low level producing wells that had been acquired as part of the acquisition of the Kansas properties for $4,400, which has been credited to proved oil and gas leasehold costs.

INDEX OIL & GAS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT, PROPERTY ACQUISITIONS AND DISPOSITIONS AND CAPITALIZED INTEREST (continued)

Other Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are depreciated using the straight-line method over their estimated useful lives of the assets. Maintenance, repairs, and minor renewals are charged against earnings when incurred. Additions and major renewals are capitalized. Major assets at March 31, 2005 and 2004 were as follows:

	For the year ended March 31,
	2005	2004
Computer Costs, including foreign translation adjustment of $816 and $711 at March 31, 2005 and 2004, respectively	$ 11,615	$ 11,510
Less: accumulated depreciation	(3,230)	(1,090)
Total other property and equipment	$8,385	$10,420

Depreciation expenses from continuing operations amounted to $2,140 and $1,090 for the years ended March 31, 2005 and 2004, respectively.

Capitalized Interest

There was no interest capitalized in property, plant and equipment at March 31, 2005 and 2004.

INDEX OIL & GAS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004

NOTE 6 - NOTES PAYABLE

The Company incurred the debt and capital through a series of three rounds of fundraising from inception through March 31, 2005. A significant portion of the total debt funding was later converted to common stock at par and additional paid in capital. The transactions are summarized below by period:

		Equity Issuances		Debt & Subsequent Equity Conversions(a)
					Debt	Common Stock	Additional Paid
	Total	Common	Additional Paid	Convertible	Converted	Converted	In Capital Converted
	Proceeds	Stock	In Capital	Debt	To Stock	From Debt	From Debt
Beginning Balance February, 2003	$-	$-	$-	$-	$-	$-	$-

Round 1	329,971	109,990		219,981		-	-

Year ended March 31, 2003	329,971	109,990	-	219,981	-	-	-

Round 1 conversion	-				(219,981)	219,981

Round 2	201,478			201,478

Round 2 conversion	-				(201,478)	141,996	59,482

Round 3	305,970	92,640	60,344	152,986

Year Ended March 31, 2004	$507,448	$92,640	$60,344	$354,464	$(421,459)	$361,977	$59,482

Round 3 conversion	-				(147,156)	89,111	58,045

Share option exercise	55,110	55,110

Shareholder loan	91,302			91,302

Individual subscription	22,201	11,100	11,101

Foreign currency translation	(2,529)			3,301	(5,830)
Year ended March 31, 2005	$166,084	$66,210	$11,101	$94,603	$(152,986)	$89,111	$58,045

Totals through March 31, 2005	$1,003,503	$268,840	$71,445	$669,048	$(574,445)	$451,088	$117,527
______________
(a) The debt was convertible at various prices for each round of financing. The price for Round 1 financing averaged $0.158, Round 2 financing averaged $0.227 and Round 3 financing averaged $0.30.

INDEX OIL & GAS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004

NOTE 6 - NOTES PAYABLE (continued)

After all conversion of stock, notes payable at March 31, 2005 and 2004 are as follows:

	Year ended March 31,
	2005	2004
Convertible notes payable to affiliates, non interest bearing	$-	$148,791

Notes payable to affiliates, non interest bearing	94,603	-
	94,603	148,791
Less: current portion	(94,603)	(148,791)
Total notes payable-long term	$-	$-

All notes payable arise under loans to the Company made by certain stockholders. Total loans to the Company during the year ended March 31, 2004 and 2003 totaled $354,464 and $219,981, respectively of which $421,459 were converted into 2,763,186 shares of common stock in the year ended March 31, 2004, with the remainder of $152,986 ($147,156 at the transaction date foreign currency rate of $1.806 to ₤1.0) in loans converted to 490,262 shares of common stock in June 2004. Convertible notes payable at March 31, 2004, bear no interest, were unsecured and represent amounts loaned to the Company by certain stockholders, with the intention of conversion into common shares based on total capital raised in the offering.

The fund raising activities of the Company during the years ended March 31, 2005 and 2004 were generally offered to investors with minimum and maximum capital achievements and structured to be a range of one-third to one-half for common stock in the Company with the corresponding two-thirds to one-half for debt payable to investors. In each case the capital requirements were achieved with equity and debt summarized in the tables discussed above. Notes payable to affiliates at March 31, 2005 of $94,603 ($91,302 at the transaction date foreign currency rate of $1.889 to ₤1.0) represent unsecured, non-interest bearing loans, not payable on demand, to certain stockholders. These notes were exchanged for 250,325 shares in November 2005.

There was no debt issue cost incurred during the year ended March 31, 2005 and $13,128 in debt issue costs incurred during the year ended March 31, 2004, of which total amortization expense in these same periods were $6,807 and $6,321, respectively. The debt issue costs were capitalized and were amortized up to the point of conversion to common stock. There was no unamortized debt issue costs at March 31, 2005 and $6,807 at March 31, 2004, which excluded a foreign exchange translation adjustment.

NOTE 7 - ASSET RETIREMENT OBLIGATION

Activity related to the Company’s ARO during the years ended March 31, 2005 and 2004 is as follows:

	For the year ended March 31,
	2005	2004
ARO as of beginning of period	$10,500	$-
Liabilities incurred during period	6,000	10,500
Liabilities settled during period	-	-
Accretion expense	-	-
Other Adjustments	-	-
Balance of ARO as of end of period	$16,500	$10,500

INDEX OIL & GAS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004

NOTE 7 - ASSET RETIREMENT OBLIGATION (continued)

Of the total ARO, $16,500 and $10,500 are classified as a long-term liability at March 31, 2005 and 2004, respectively. For each of the years ended March 31, 2005 and 2004, the Company recognized no depreciation expense related to its ARO, due to the assumption of a full offset of salvage values.

NOTE 8 - INCOME TAXES

Financial Accounting Standard No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

At March 31, 2005 and 2004, the Company generated for federal income tax purposes a net operating loss carry forward of approximately $885,000 and $463,000, respectively, and expiring in the year 2024 and 2023, respectively, that could have been used to offset future taxable income. However, a valuation allowance of $305,308 and $151,752 was recorded for the years ended March 31, 2005 and 2004, respectively on the total tax provision as the Company believes it is more likely than not that the asset will not be utilized during the next year. Of the total net operating loss carryforward, the United Kingdom (“UK”) net operating loss of $415,127 and $290,199 for the years ended March 31, 2005 and 2004, respectively are not expected to be utilized. The United States federal and state net operating loss carryforwards are generally subject to limitations on their annual usage. Realization of the deferred tax assets and net operating loss carryforwards is dependent, in part, on generating sufficient taxable income prior to expiration of the loss carryforwards. The amount of the deferred tax asset considered realizable, however, might be adjusted if estimates of future taxable income during a future period are expected.

The Company’s income tax expense (benefit) from continuing operations consists of the following:

	For the year ended March 31,
	2005	2004
Current
UK	$-	$-
US	-	-
State	-	-
Total current tax expense (benefit)	-	-

Deferred
UK	(124,538)	(87,060)
US	(157,191)	(56,254)
State	(23,579)	(8,438)
Total deferred tax expense (benefit)	(305,308)	(151,752)
Less valuation allowance	305,308	151,752
Total deferred tax expense (benefit)	$-	$-

Total tax provision-continuing operations	$-	$-

INDEX OIL & GAS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004

NOTE 8 - INCOME TAXES (continued)

The differences between income taxes computed using the statutory federal income tax rate and that shown in the statement of operations from continuing operations are summarized as follows:

	For the year ended March 31,
	2005		2004
Computed at US statutory rate	$(157,191)	(17.77)%	$(56,254)	(12.16)%
State income/franchise tax net of federal benefit	(23,579)	(2.66)%	(8,438)	(1.82)%
United Kingdom tax	(124,538)	(14.08)%	(87,060)	(18.81)%
Less valuation allowance	305,308	34.51%	151,752	32.79%

Total tax provision-continuing operations	$-	-%	$--	-%

Components of deferred tax assets are as follows:

Deferred Tax Components	For the year ended March 31,
	2005	2004
Deferred tax assets
Restricted stock compensation accrual	$-	$-
Share issue basis difference	-	-
Foreign currency translation	-	-
Oil & Gas basis differences	23,035	6,263
Depreciation	-	-
Net operating loss carryforward	286,567	146,589
Total gross deferred tax assets	309,602	152,852

Deferred tax liabilities
Amortization of share issue costs	-	-
Other	-	-
Depreciation	4,294	1,100
State taxes	-	-
Total gross deferred tax liabilities	$4,294	$1,100

Less valuation allowance	$(305,308)	$(151,752)
Net deferred tax assets	$-	$-

NOTE 9 - COMMITMENTS AND CONTINGENCIES

The Company has no commitments to oil and gas exploration and production capital expenditure other than ongoing planned expenditures on the Kansas properties, and the commitments relating to four new wells in Texas and Louisiana. Subsequent to March 31, 2005 a subsidiary of the Company has entered into 1) a Seismic Reprocessing and Exploration Agreement covering prospective areas in the US Gulf Coast; 2) an agreement to acquire a 5% working interest in an exploration project in Barton County, Kansas. Having made initial payments on signing these agreements, there are no commitments under these agreements at the date of this report.

INDEX OIL & GAS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004

NOTE 9 - COMMITMENTS AND CONTINGENCIES (continued)

Lease Commitments

The Company does not have any capital lease commitments. The Company rents its main operating office in Houston for which payments began in November 2005 on a month-to-month basis.

Consulting Agreements

The Company has consulting agreements with outside contractors, certain of whom are also Company stockholders. The Agreements are generally for a fixed term from inception and renewable from time to time unless either the Company or Consultant terminates such engagement by written notice. See Note 13 for Related Party Transactions.

Litigation

The Company is subject to various legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters will not have material adverse effect on its financial position, results of operations or liquidity.

NOTE 10 - OPTIONS AND WARRANTS

Warrants

The Company granted an aggregate of 45,882 and 2,653 warrants in February 2003 and July 2003, respectively, for services.

Transactions involving the Company's warrant issuance are summarized as follows:

	Number of Shares	Weighted Average Exercise Price Per Share
Outstanding and Exercisable at April 1, 2003	45,882	$0.16
Granted	2,653	0.16
Exercised	-	-
Canceled or expired	-	-
Outstanding and Exercisable at March 31, 2004	48,535	$0.16
Granted	-	-
Exercised	-	-
Canceled or expired	-	-
Outstanding and Exercisable at March 31, 2005	48,535	$0.16

In February 2003 and July 2003, 45,882 warrants (“Tranche 1”) and 2,653 warrants (“Tranche 2”), respectively to acquire the Company’s common stock were issued to a third party advisor for services incurred at an exercise price of $0.16 per share. The ability to exercise the each set of warrants was contingent upon the Company raising a minimum quantity of capital from a 2 private offerings undertaken in each of these months, such conditions being met by 31 March 2003 and 31 July 2003 respectively. The latest date of the exercise of both sets of warrants is the

INDEX OIL & GAS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004

NOTE 10 - OPTIONS AND WARRANTS (continued)

earlier of (1) the date upon which any of the equity share capital of the Company is admitted to the Official List of the UK Listing Authority and to trading on the London Stock Exchange or trading on OFFEX or the Alternative Investment Market or permission for any of the common stock of the Company to be dealt in on a share dealing market of any recognized investment exchange becomes effective; or (2) the date upon which a successful offer to purchase 90% or more of the issued common stock of the Company is completed. Subsequent to March 31, 2005 and prior to the date of this report, these warrants have been exchanged as part of the transaction described in Note 14, Subsequent Events.

Since there was no public market for the Company’s stock and operations were not comparable to a peer group during the years ended March 31, 2003 and 2004, the latest stock issuance price used in previous fundraising was used as the share market price. Based on this fair market value for March 2003 and July 2003 of $0.16 and $0.29, using a conversion rate of $1.60 to ₤1.0, and an exercise price of $0.16 in each of those years, under the fair value based method professional fees of $5,597 were recorded for the year ended March 31, 2003 and $639 was recorded for the year to March 31, 2004. The weighted-average fair value of warrants granted to an advisor under the fair valued based method, using the Black Scholes model, was determined using the following assumptions: (1) a risk free rate of 3.82% (Tranche 1) and 4.47% (Tranche 2); (2) a volatility rate of 100%, (3) a zero dividend rate; (4) a zero percent forfeiture rate; (5) the latest stock issuance price used as the share market price; and (6) 5 year life.

Stock Options

The following table summarizes the changes in options outstanding and exercised and the related exercise prices for the shares of the Company's common stock issued to certain directors and stockholders at March 31, 2005 and 2004.

	Number of Shares	Weighted Average Exercise Price Per Share
Outstanding at April 1, 2003	-	$-
Granted	297,425	0.18
Exercised	-	-
Canceled or expired	-	-
Outstanding at March 31, 2004	297,425	$0.18
Granted	-	-
Exercised (Note 13)	(297,425)	0.18
Canceled or expired	-	-
Outstanding at March 31, 2005	-	$-

During the year ended March 31, 2004, the Company granted an aggregate of 297,425 stock options to certain directors and stockholders. Since there was no public market for the Company’s stock and operations were not comparable to a peer group during the years ended March 31, 2004 and 2005, the latest stock issuance price used in previous fundraising was used as the share market price. The exercise price and this fair market value of the stock options granted were $0.18 and $0.36, respectively. All options vested on the date of the grant. Based on the difference between the fair market value and the exercise price of the options at the date of the grant, using a conversion rate of $1.795 to ₤1.0, compensation expense of $53,388 was recorded for the year ended March 31, 2004. All of the options were exercised in April 2004.

INDEX OIL & GAS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004

NOTE 10 - OPTIONS AND WARRANTS (continued)

For the purpose of the pro forma presentation of compensation costs for the Company’s stock options based on the fair value of the stock options using the Black-Scholes method at the grant dates for the awards, the following additional assumptions have been used: (1) a risk free rate of 3.78%; (2) a volatility rate of 100%, (3) a zero dividend rate; (4) a zero percent forfeiture rate; (5) the latest stock issuance price used as the share market price; and (6) a one year life.

NOTE 11 - EARNINGS PER SHARE

In February 2003, the Company was capitalized with 100 million shares of common stock authorized. Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if contracts to issue common stock and related stock options were exercised at the end of the period. For the years ended March 31, 2005 and 2004, included in diluted earnings per share are 48,535 of warrants to acquire the Company’s common stock. As of March 31, 2004, there are also 297,425 of options to acquire the Company’s common stock.

The following is a calculation of basic and diluted weighted average shares outstanding:

	For the year ended March 31,
	2005	2004
Shares—basic	4,306,715	3,456,528
Dilution effect of stock option and awards at end of period	-	-
Shares—diluted	4,306,715	3,456,528
Stock awards and shares excluded from diluted earnings per share due to anti-dilutive effect	48,535	345,960

NOTE 12 - MAJOR CUSTOMERS

Revenues from the Company’s share of production on the Kansas properties are sold to independent crude oil purchasers. Up to June 2004, the Company’s oil production was marketed by the operator of the Kansas properties. Therefore, for the period to March 31, 2004 this arrangement covered 100% of oil sales.

After July 2004, oil production was marketed by the Company directly to third party crude oil purchasers. In the period to March 31, 2005, approximately 78% of oil sales were received from two third party crude oil purchasers.

NOTE 13 - RELATED PARTY TRANSACTIONS

As discussed in Note 6, certain shareholders made loans to the Company totaling $94,603 and $354,464 during the years ended March 31, 2005 and 2004, respectively. These loans were later converted into 250,325 and 490,263 shares on common stock during the years ended March 31, 2005 and 2004, respectively. All US dollar equivalents are stated at the closing exchange rate for the period.

During the year ended March 31, 2004, the Company entered into service contracts with A. Boetius, L. West and D. Jenkins. Under these contracts, A. Boetius and L. West received compensation of $53,663 (at a conversion rate of $1.795 to ₤1.0) and $21,038 (at a conversion rate of $1.717 to ₤1.0) each in the years ended March 31, 2005 and 2004, respectively. In addition, D. Jenkins received compensation of $53,995 (at a conversion

INDEX OIL & GAS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004

NOTE 13 - RELATED PARTY TRANSACTIONS (continued)

rate of $1.703 to ₤1.0) and $21,038 (at a conversion rate of $1.717 to ₤1.0) during the years ended March 31, 2005 and 2004, respectively. Another director, M. Scrutton received compensation of $4,259 (at a conversion rate of $1.703 to ₤1.0) during the year ended March 31, 2005. D. Wordsworth, prior to becoming a director, received $10,306 (at a conversion rate of $1.717 to ₤1.0) for consulting services. During this period, the company incurred this period, the company incurred project services $17,308 (at a conversion rate of $1.717 to ₤1.0) from a company controlled by a shareholder and consultant services of $1,718 (at a conversion rate of $1.718 to ₤1.0) from a shareholder. In aggregate of these amounts at 31 March, 2005 $154,947 was outstanding to be paid, and $69,428 at 31 March, 2004, each based on the closing exchange rate.

In March 2004, the following 297,425 stock options in aggregate were granted under a UK Unapproved Share Option Plan (“the UK Option Plan”):

A Boetius, L West and D Jenkins:	62,475	each
D Wordsworth:	60,000
M. Page:	40,000
R.Salter:	10,000

No options were granted under the UK Option Plan to directors during the year ended March 31, 2005 and there were no outstanding options at that date. The exercise price and the fair market value of the stock options granted were $0.18 and $0.36, respectively. All options vested on the date of the grant. Based on the difference between the fair market value and the exercise price of the options at the date of the grant and a conversion rate of $1.795 to ₤1.0, compensation expense of $53,388 was recorded for the year ended March 31, 2004. All share options were exercised in April 2004. See Note 10 for further discussion on stock based compensation

NOTE 14 - SUBSEQUENT EVENTS

General :

In the period to January 20, 2006, the Company issued 3,609,517 shares of common stock, including 250,325 shares relating to conversion of stockholder loans totaling $94,603, raising a total of $1,282,660 of new capital inclusive of the stockholder loans conversion. Of the shares of common stock issued 1,049,085 were issued to directors of the Company.

In addition, the Company issued the following warrants for common stock in the Company at a price of $0.35 per share:

•	50,065 warrants for shares of the Company’s common stock issued relating to the conversion of stockholder loans totaling $94,603.
•	137,500 warrants for shares of the Company’s common stock issued under a private placing.
•	137,000 warrants for shares of the Company’s common stock issued to directors and a shareholder as part of extinguishing certain compensation and remuneration amounts owed.
•	9,358 warrants for shares of the Company’s common stock issued to a stockholder as professional fees for fundraising activities.

As a result of these transactions, the total of warrants and options outstanding at January 20, 2006 was 382,458 and total issued and outstanding shares of common stock were 7,916,232.

INDEX OIL & GAS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004

NOTE 14 - SUBSEQUENT EVENTS (continued)

In August 2005, the Company‘s United States subsidiaries entered into agreements to participate in the drilling of four wells in Texas and Louisiana. The first of these commenced drilling in December 2005 and is awaiting completion and pipeline installation. A subsidiary of the Company has been participating in an ongoing drilling program on the Stafford County, Kansas, properties.

Reverse Merger :

In March 2004, a company named Thai One On, Inc. (“Thai”) was incorporated under the laws of the State of Nevada. Thai then acquired a wholly-owned subsidiary, Thai Pasta Enterprise Sdn. Bhd., a privately-held Malaysian company (“the Subsidiary”), from an officer and director of Thai. The Subsidiary commenced operations as a restaurant operator in June 2004, but subsequently ceased operations in the fourth quarter of 2005. The Subsidiary then sold a portion of its surplus assets, leaving it with no significant assets. In November 2005, a Letter of Intent agreement was entered into for the proposed acquisition (“the Letter of Intent”) of all outstanding shares of the Company’s common stock by Thai. Subsequently, Thai changed its name from Thai One On Inc. to Index Oil & Gas, Inc. (“Index Inc.”) At December 31, 2005, Index Inc. had 33,220,000 shares outstanding. In January, 2006, Index Inc. retired 10,128,333 shares of stock leaving 23,091,667 shares outstanding.

On January 20, 2006, the shareholders of Index Oil & Gas Limited. ("Index Limited") entered into Acquisition and Share Exchange Agreements (“Acquisition Agreements”, “the Transaction”)). Index Inc. had a total of 75,000,000 authorized shares with a par value of $0.001 per share and 33,220,000 shares issued and outstanding as of December 31, 2005.

Index Inc.’s year end for accounting purposes was December 31, 2005. As a result of the Acquisition, there was a change in control of the public entity. In accordance with Statement of Financial Accounting Standards 141, the Company is deemed to be the acquiring entity. The transaction will be accounted for as a recapitalization of the Company (reverse acquisition).

Effective with the Acquisition Agreements, all previously outstanding common stock owned by the Company’s stockholders were exchanged for an aggregate of 22,615,552 shares of Index Inc. common stock, $0.001 par value (“the Common Stock”) and all issued warrants to purchase shares of Common Stock in the Company were exchanged for 1,092,676 warrants to purchase shares of Common Stock of Index Inc. As part of the Transaction it was agreed that, subsequent to the Transaction, 10,128,333 shares of common stock held by the former directors and officers of Index Inc. were retired and subsequently canceled by the transfer agent for Index Inc.. The effect of the Transaction was that 23,091,667 shares of Common Stock would be retained.

The value of the stock issued was the historical cost of Index Inc.'s net tangible assets of $1,578, which did not differ materially from their fair value. The total consideration paid of $1,578 is summarized further below.

January 20, 2006
Common stock retained by Index Inc.	$23,092
Assets acquired	(23,500)
Liabilities assumed	1,986
Total consideration paid	$1,578

INDEX OIL & GAS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004

NOTE 14 - SUBSEQUENT EVENTS (continued)

In accordance with Statement of Position 98-5 (“SOP 98-5”), Index Inc. will expense as organization costs the $1,578.

Concurrent with the acquisition was a private placement totaling $5.12 million for 8,533,333 shares of $0.001 par value common stock of Index Inc at a price of $0.60 per share. Furthermore in the fourth quarter, an aggregate amount of 10,128,333 shares of common stock held by the former directors and officers of Index Inc. were retired and subsequently canceled by the transfer agent for Index Inc.

As contemplated by the Acquisition Agreements, following the completion of the acquisition, the Board of Directors of Index Inc. agreed to the adoption of the Stock Option Plan and ratified it on March 14, 2006 effective as of January 20, 2006, providing for the issuance of up to 5,225,000 shares of Common Stock of Index Inc. to officers, directors, employees and consultants of Index Inc. and/or its subsidiaries. Pursuant to the Stock Option Plan, Index Inc. granted options to purchase an aggregate of 4,577,526 shares of Common Stock at $0.35 per share to newly appointed directors and officers of Index Inc that had held options to purchase ordinary shares of the Company prior to the completion of the acquisition.

The principal terms and conditions of the share options granted under the Share Option Plan are that vesting of the options granted occurs in three stages: (1) 50% on January 20, 2006; (2) 25% on January 20, 2007; and (3) 25% on January 20, 2008. The options granted are exercisable at $0.35 per share. Furthermore, the share options granted under the Share Option Plan are generally non-transferable other than to a legal or beneficial holder of the options upon the option holder’s death. The rights to vested but unexercised options cease to be effective: (1) 18 months after death of the stock options holder; (2) 6 months after Change of Control of Index Inc.; 12 months after loss of office due to health related incapacity or redundancy; or (5) 12 months after the retirement of the options holder from a position with Index Inc. All options have a 7 year expiry term.

Of the options to purchase an aggregate of 4,577,526 shares of common stock that were granted, the following stock options have been granted to directors of Index Inc.

L West       1,482,584 options
A Boetius  1,482,584 options
D Murphy  1,110,871 options
D Jenkins      200,112 options
M Scrutton   301,375 options

Furthermore, Index Inc. granted bonus awards, in the form of Common Stock of Index Inc. as follows, 101,265 to L. West, 101,264 to each of A. Boetius, and D. Jenkins, in consideration of Index UK reaching certain performance objectives.

On January 20, 2006, Index Inc. was trading on the Over the Counter Bulletin Board (“OTC BB”) under the symbol IXOG OB.

Subsequent to the acquisition, the Company entered into two agreements: (1) a Seismic Reprocessing and Exploration Agreement covering prospective areas in the US Gulf Coast; and (2) an agreement to acquire a 5% working interest in an exploration project in Barton County, Kansas.

INDEX OIL AND GAS LIMITED
SUPPLEMENTAL INFORMATION (UNAUDITED)
FOR THE YEARS ENDED MARCH 31, 2005 AND 2004

Oil and Natural gas Producing Activities

The following disclosures for the Company are made in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 69, “Disclosures   About Oil and Natural gas Producing Activities (an amendment of FASB Statements 19, 25, 33 and 39)” (“SFAS No. 69”). Users of this information should be aware that the process of estimating quantities of proved, proved developed and proved undeveloped crude oil and natural gas reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statement disclosures.

Proved reserves represent estimated quantities of natural gas and crude oil that geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under economic and operating conditions existing at the time the estimates were made.

Proved developed reserves are proved reserves expected to be recovered, through wells and equipment in place and under operating methods being utilized at the time the estimates were made.

Proved undeveloped reserves are reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage are limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Estimates for proved undeveloped reserves are not attributed to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

Estimates of proved developed and proved undeveloped reserves as of March 31, 2005 and 2004, were based on estimates made by Ancell Energy Consulting, Inc, independent petroleum engineers. Our independent engineers, Ancell Energy Consulting, Inc. are engaged by and provide their reports to our senior management team. We make representations to the independent engineers that we have provided all relevant operating data and documents, and in turn, we review these reserve reports provided by the independent engineers to ensure completeness and accuracy. Our Chairman and Managing Director make the final decision on booked proved reserves by incorporating the proved reserves from the independent engineers’ reports.

Our relevant management controls over proved reserve attribution, estimation and evaluation include:

•	controls over and processes for the collection and processing of all pertinent operating data and documents needed by our independent reservoir engineers to estimate our proved reserves;

•
engagement of well qualified and independent reservoir engineers for review of our operating data and documents and preparation of reserve reports annually in accordance with all SEC reserve estimation guidelines; and

•	review by our chief executive officer of the independent reservoir engineers’ reserves reports for completion and accuracy.

INDEX OIL AND GAS LIMITED
SUPPLEMENTAL INFORMATION (UNAUDITED)
FOR THE YEARS ENDED MARCH 31, 2005 AND 2004

Market prices as of each year-end were used for future sales of natural gas, crude oil and natural gas liquids. Future operating costs, production and ad valorem taxes and capital costs were based on current costs as of each year-end, with no escalation. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production and timing of development expenditures. Reserve data represent estimates only and should not be construed as being exact. Moreover, the standardized measure should not be construed as the current market value of the proved oil and natural gas reserves or the costs that would be incurred to obtain equivalent reserves. A market value determination would include many additional factors including (a) anticipated future changes in natural gas and crude oil prices, production and development costs, (b) an allowance for return on investment, (c) the value of additional reserves, not considered proved at present, which may be recovered as a result of further exploration and development activities, and (d) other business risk.

Capitalized Costs Relating to Oil and Gas Producing Activities

The following table sets forth the capitalized costs relating to the Company’s natural gas and crude oil producing activities at March 31, 2005 and 2004:

	For the year ended March 31,	For the year ended March 31,
	2005	2004
Evaluated properties	$334,080	$148,691
Unevaluated properties	76,529	189,777
Total	410,609	338,468
Less: accumulated depreciation, depletion, amortization	62,275	26,121
Net capitalized costs	$348,334	$312,347

INDEX OIL AND GAS LIMITED
SUPPLEMENTAL INFORMATION (UNAUDITED)
FOR THE YEARS ENDED MARCH 31, 2005 AND 2004

Costs Incurred in Oil and Natural Gas Property Acquisition, Exploration and Development Activities

The following table sets forth costs incurred related to the Company’s oil and natural gas activities for the twelve months ended March 31, 2005 and 2004:

The following estimates of proved and proved developed reserve quantities are estimates only. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Company's reserves are located in the United States.

Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

	Continuing	Discontinued
	Operations	Operations
Year Ended March 31, 2004
Acquisition costs of properties
Proved	$196,000	$-
Unproved	179,000	-
Subtotal	375,000	-
Exploration and development costs	40,516	-

Total	$415,516	$-

Year Ended March 31, 2005:
Acquisition costs of properties
Proved	$-	$-
Unproved	-	-
Subtotal	-	-

Exploration and development costs	70,540	-

Total	$486,056	$-

INDEX OIL AND GAS LIMITED
SUPPLEMENTAL INFORMATION (UNAUDITED)
FOR THE YEARS ENDED MARCH 31, 2005 AND 2004

Results of Operations for Oil and Natural Gas Producing Activities

	Year Ended March 31, 2005	Year Ended March 31, 2004
Oil and natural gas production revenues
Third-party	$88,176	$36,989
Affiliate	-	-

Total revenues	88,176	36,989
Exploration expenses, including dry hole	-	-
Production costs	(23,584)	(16,201)
Impairment	-	(87,548)
Depreciation, depletion and amortization	(36,154)	(26,121)

Income (loss) before income taxes	28,438	(92,881)
Income tax provision (benefit)	-	-

Results of continuing operations	$28,438	$(92,881)

Results of discontinued operations	$-	$-

The results of operations for oil and natural gas producing activities excludes interest charges and general and administrative expenses. Sales are based on market prices.

INDEX OIL AND GAS LIMITED
SUPPLEMENTAL INFORMATION (UNAUDITED)
FOR THE YEARS ENDED MARCH 31, 2005 AND 2004

Net Proved and Proved Developed Reserve Summary

The following table sets forth the Company’s net proved and proved developed reserves (all within the United States) at March 31, 2005 and 2004, and the changes in the net proved reserves for each of the two years in the period then ended as estimated by the independent petroleum consultants. See Note 2.

	Continuing	Discontinued
	Operations	Operations
Natural gas (Bcf)(1):
Net proved reserves at April 1, 2003	-	-
Revisions of previous estimates	-	-
Purchases in place	-	-
Extensions, discoveries and other additions	-	-
Sales in place	-	-
Production	-	-

Net proved reserves at March 31, 2004	-	-
Revisions of previous estimates	-	-
Purchases in place	-	-
Extensions, discoveries and other additions	-	-
Sales in place	-	-
Production	-	-

Net proved reserves at March 31, 2005	-	-

Natural gas liquids and crude oil (MBbl)(2)(3):
Net proved reserves at April 1, 2003	-	-
Revisions of previous estimates		-
Purchases in place	12.282	-
Extensions, discoveries and other additions	-	-
Sales in place	(1.213)	-
Production	-	-

Net proved reserves at March 31, 2004	11.069	-
Revisions of previous estimates	4.832	-
Purchases in place	-	-
Extensions, discoveries and other additions	6.758	-
Sales in place	-	-
Production	(2.068)	-
Net proved reserves at March 31, 2005	20.591	-

INDEX OIL AND GAS LIMITED
SUPPLEMENTAL INFORMATION (UNAUDITED)
FOR THE YEARS ENDED MARCH 31, 2005 AND 2004

(MBO)(1) equivalents(4):
Net proved reserves at April 1, 2003	-	-
Revisions of previous estimates	-	-
Purchases in place	12.282	-
Extensions, discoveries and other additions	-	-
Sales in place	-	-
Production	(1.213)	-

Net proved reserves at March 31, 2004	11.069	-
Revisions of previous estimates	4.832	-
Purchases in place	-	-
Extensions, discoveries and other additions	6.758	-
Sales in place	-	-
Production	(2.068)	-

Net proved reserves at March 31, 2005	20.591	-
Company’s proportional interest in reserves of investees accounted for by the equity method—December 31, 2005 (successor)	20.591

Net proved developed reserves:
Natural gas (Bcf)(1)
March 31, 2004	-	-

March 31, 2005	-	-

Natural gas liquids and crude oil (MBbl)(2)(3)
March 31, 2004	5.225	-

March 31, 2005	12.354	-

MBO(1) equivalents(4)
March 31, 2004	5.225	-

March 31, 2005	12.354	-

_______________

(1)	Billion cubic feet or billion cubic feet equivalent, as applicable.

(2)	Thousand barrels.

(3)	Includes crude oil, condensate and natural gas liquids.

(4)
Natural gas volumes have been converted to equivalent natural gas liquids and crude oil volumes using a conversion factor of six thousand cubic feet of natural gas to one barrel of natural gas liquids and crude oil.

INDEX OIL AND GAS LIMITED
SUPPLEMENTAL INFORMATION (UNAUDITED)
FOR THE YEARS ENDED MARCH 31, 2005 AND 2004

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves

The following information has been developed utilizing procedures prescribed by SFAS No. 69 and based on natural gas and crude oil reserve and production volumes estimated by the independent petroleum reservoir engineers. This information may be useful for certain comparison purposes but should not be solely relied upon in evaluating the Company or its performance. Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the standardized measure of discounted future net cash flows be viewed as representative of the current value of the Company’s oil and natural gas assets.

The future cash flows presented below are based on sales prices, cost rates and statutory income tax rates in existence as of the date of the projections. It is expected that material revisions to some estimates of natural gas and crude oil reserves may occur in the future, development and production of the reserves may occur in periods other than those assumed, and actual prices realized and costs incurred may vary significantly from those used. Income tax expense has been computed using expected future tax rates and giving effect to tax deductions and credits available, under current laws, and which relate to oil and natural gas producing activities.

Management does not rely upon the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable as well as proved reserves and varying price and cost assumptions considered more representative of a range of possible economic conditions that may be anticipated.

The following table sets forth the standardized measure of discounted future net cash flows from projected production of the Company’s natural gas and crude oil reserves for the years ended March 31, 2005 and 2004:

	Continuing Operations	Discontinued Operations
	(in $’000)
March 31, 2004:
Future cash inflows	$ 388.191	$ -
Future production costs	(175.306)	-
Future development costs	(64.365)	-

Future net cash flows before income taxes	148.520	-
Future income taxes	-	-

Future net cash flows	148.520	-
Discount to present value at 10% annual rate	35.202	-

Standardized measure of discounted future net cash flows relating to proved natural gas, natural gas liquids and crude oil reserves	$ 113.318	$ -

INDEX OIL AND GAS LIMITED
SUPPLEMENTAL INFORMATION (UNAUDITED)
FOR THE YEARS ENDED MARCH 31, 2005 AND 2004

	Continuing	Discontinued
	Operations	Operations
March 31, 2005:
Future cash inflows	$1,088.787	$-
Future production costs	(474.193)	-
Future development costs	(131.248)	-

Future net cash flows before income taxes	483.346	-
Future income taxes	-	-

Future net cash flows	483.346	-
Discount to present value at 10% annual rate	131.571	-

Standardized measure of discounted future net cash flows relating to proved natural gas, natural gas liquids and crude oil reserves	$351.775	$-

Changes in Standardized Measure of Discounted Future Net Cash Flows

The following table sets forth the changes in the standardized measure of discounted future net cash flows at March 31, 2004 and 2005:

	Continuing	Discontinued
	Operations	Operations
(in $’000)

Balance, April 1, 2003	$-	$-
Sales and transfers of natural gas, natural gas liquids and crude oil produced, net of production costs	(20.788)	-
Net changes in prices and production costs	-	-
Extensions, discoveries, additions and improved recovery, net of related costs	-	-
Development costs incurred	40.516	-
Revisions of previous quantity estimates and development costs	-	-
Accretion of discount	-	-
Net change in income taxes	-	-
Purchases of reserves in place	93.590	-
Sales of reserves in place	-	-
Changes in timing and other	-	-

Balance, March 31, 2004	$113.318	$-

INDEX OIL AND GAS LIMITED
SUPPLEMENTAL INFORMATION (UNAUDITED)
FOR THE YEARS ENDED MARCH 31, 2005 AND 2004

Sales and transfers of natural gas, natural gas liquids and crude oil produced, net of production costs	$ (64.592)	$ -
Net changes in prices and production costs	155.685	-
Extensions, discoveries, additions and improved recovery, net of related costs	81.085	-
Development costs incurred	70.540	-
Revisions of previous quantity estimates and development costs	(3.657)	-
Accretion of discount	(2.291)	-
Net change in income taxes	-	-
Purchases of reserves in place	-	-
Sales of reserves in place	-	-
Changes in timing and other	1.687	-

Balance, March 31, 2005	$ 351.775	$ -

(b) Pro forma financial information.

General	F-38
Consolidated Unaudited Pro Forma Balance Sheet as of March 31, 2005	F-39
Consolidated Unaudited Pro Forma Statement of Operations for the Year Ended March 31, 2005	F-40
Notes to Consolidated Unaudited Pro Forma Financial Statements	F-41

GENERAL

In March 2004, a company named Thai One On, Inc. (“Thai”) was incorporated under the laws of the State of Nevada. Thai  then a cquired a wholly-owned subsidiary, Thai Pasta Enterprise Sdn. Bhd., a privately-held Malaysian company (“the Subsidiary”), from an officer and director of Thai. The Subsidiary commenced operations as a restaurant operator in June 2004, but subsequently ceased operations in the fourth quarter of 2005. The Subsidiary then sold a portion of its surplus assets, leaving it with no significant assets. In November 2005, a Letter of Intent Agreement was entered into for the proposed acquisition (“the Letter of Intent”) of all outstanding shares of the Company’s common stock by Thai. Subsequently, Thai changed its name from Thai One On Inc. to Index Oil & Gas, Inc. (“Index Inc.”) At December 31, 2005, Thai had 33,220,000 shares outstanding. In January, 2006, Index Inc. retired 10,128,333 shares of stock leaving 23,091,667 shares of stock outstanding.

On January 20, 2006, the shareholders of Index Oil & Gas Limited. ("Index Limited") entered into Acquisition and Share Exchange Agreements. Index Inc. had a total of 75,000,000 authorized shares with a par value of $0.001 per share and 33,220,000 shares issued and outstanding as of December 31, 2005. Index Inc.’s year end for accounting purposes was December 31, 2005. As a result of the acquisition, there was a change in control of the public entity. In accordance with Statement of Financial Accounting Standards 141, the Company is deemed to be the acquiring entity. The transaction will be accounted for as a recapitalization of the Company (reverse acquisition).

Effective with the Agreement, all previously outstanding common stock owned by the Company’s stockholders were exchanged for an aggregate of 22,615,552 shares of Index Inc. common stock, $0.001 par value (“the Common Stock”) and 1,092,676 warrants to purchase shares of Common Stock of Index Inc. The value of the stock that was issued was the historical cost of Index Inc.'s net tangible assets of $1,578, which did not differ materially from their fair value, and based on 23,091,667 Index Inc. shares of stock being retained.

Concurrent with the acquisition was a private placement totaling $5.12 million for 8,533,333 shares of $0.001 par value common stock of Index Inc at a price of $0.60 per share.

The consolidated unaudited pro forma financial statements have been prepared by management of the Company. In order to present consolidated financial position and results of operations of Index Inc. and the Company as if the acquisition had occurred as of March 31, 2005 for the consolidated pro forma balance sheet and to give effect to the acquisition of Index Inc., as if the transaction had taken place at April 1, 2004 for the pro forma condensed consolidated statement of losses for the year ended March 31, 2005. The financial statements presented in the consolidated unaudited pro forma financial statements for Index Inc. are the Audited Consolidated Balance Sheet and Statement of Operations at and for the year ended December 31, 2005. The financial statements presented in the consolidated unaudited pro forma financial statements for the Company are the Audited Consolidated Balance Sheet and Statement of Operations at and for the year ended March 31, 2005.

The pro forma information is based on historical financial statements giving effect to the proposed transactions accounted for as a recapitalization using the assumptions and adjustments in the accompanying notes to the consolidated unaudited pro forma financial statements. The consolidated unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements of the Company (including notes thereto) included in this Form.

INDEX OIL AND GAS, INC.
CONSOLIDATED UNAUDITED PRO FORMA BALANCE SHEET
MARCH 31, 2005

	Index Oil.& Gas, Inc. December 31, 2005	Index Oil &Gas, Limited March 31, 2005	Pro Forma Adjustments		Pro Forma Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$10,018	$8,673	$5,120,000		$5,138,691
Trade receivables	-	9,769			9,769
Due from affiliates	-	40,401			40,401
Other current assets	3,482	-	-		3,482
Total Current Assets	13,500	58,843	5,120,000		5,192,343

Oil & Gas Properties, net of accumulated amortization	-	348,334			348,334
Property and Equipment, net of accumulated depreciation	10,000	8,385			18,385
Total Property, Plant and Equipment	10,000	356,719			366,719

Total Assets	$23,500	$415,562	$5,120,000		$5,559,062
LIABILITIES AND STOCKHOLDERS'EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$1,986	$229,219	$-		$231,205
Notes payable to affiliates	-	94,603			94,603
Total Current Liabilities	1,986	323,822			325,808

Long-Term Liabilities:
Asset Retirement Obligation	-	16,500			16,500
Total Liabilities	1,986	340,322			342,308

Commitments and Contingencies	-	-			-

Stockholders Equity:
Common stock	33,220	719,928	(719,928)(A	)	54,241
			22,616(A)
			(10,128)(C)
			8,533(D)
Additional paid in capital	72,780	236,516	719,928(A	)	6,045,295
			(82,908)(A)
			(22,616)(A)
			10,128(A)
			5,111,467(D)
Accumulated deficit	(84,486)	(884,775)	84,486(A	)	(886,353)
			(1,578)(C)
Other comprehensive income	-	3,571			3,571
Total Stockholders' Equity	21,514	75,240	5,120,000		5,216,754

Total Liabilities and Stockholders' Equity	$23,500	$415,562	$5,120,000		$5,559,062

See accompanying notes to consolidated unaudited pro forma financial statements.

INDEX OIL AND GAS, INC.
CONSOLIDATED UNAUDITED PRO FORMA STATEMENT OFOPERATIONS
MARCH 31, 2005

	Index Oil.& Gas, Inc.	Index Oil &Gas, Limited	Pro Forma Adjustments		Pro Forma Consolidated

Revenue	$ 18,925	$ 88,176	$ -		$ 107,101

Operating Expenses:
Operating Costs	5,296	23,584			28,880
Depreciation and amortization	-	38,295			38,295
General and administrative expenses	66,465	442,645	1,578 (B	)	510,688
Total Operating Expenses	71,761	504,524	1,578 (B	)	577,863

Loss from Operations	(52,836)	(416,348)	(1,578) (B	)	(470,762)

Other Income (Expenses):	-	(6,807)			(6,807)
(Loss) on foreign currency exchange	(65)	-			(65)
Interest income (expense)	-	1,128	-		1,128
Total Other Income (Expense)	(65)	(5,679)	-		(5,744)

Loss from Operations	(52,901)	(422,027)	(1,578) (B	)	(476,506)

Income (Taxes) Benefit	-	-	-		-

Net Loss	$(52,901)	$(422,027)	$(1,578) (B	)	$(476,506)

Earnings per share:
Basic and fully diluted	$(0.02)	$(0.10)			$(0.01)
Weighted average shares outstanding:
Basic and assuming dilution	6,795,000	4,306,715			54,240,552

See accompanying notes to consolidated unaudited pro forma financial statements.

INDEX OIL AND GAS, INC.
NOTES TO CONSOLIDATED UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The Consolidated Unaudited Pro Forma Condensed Financial Statements have been prepared in order to present consolidated financial position and results of operations of Index Oil & Gas, Inc. ("Index Inc.") and Index Oil & Gas Limited. ("Index Limited.") as if the acquisition had occurred as of March 31, 2005 for the pro forma condensed balance sheet and to give effect to the acquisition of Index Inc, as if the transaction had taken place at April 1, 2004 for the pro forma condensed consolidated statement of losses for the year ended March 31, 2005.

The following pro forma adjustments are incorporated into the consolidated unaudited pro forma balance sheet as of March 31, 2005 and the consolidated unaudited pro forma statement of operations for the year ended March 31, 2005.

(A) To record the issuance of 22,615,552 shares of Index Inc. common stock, $0.001 par value (“Common Stock”) and 1,092,676 warrants to purchase shares of Common Stock in exchange for one hundred percent (100%) of the issued and outstanding common stock of Index Limited.; the retirement of Index Limited common stock related cost of $1,578.

(B) To record the acquisition of Index Inc. for stock. The significant components of this transaction are:

Common stock retained by Index Inc. shareholders	$(23,092)
Assets acquired	23,500
Liabilities assumed	(1,986)
Total consideration paid	$1,578

In accordance with SOP 98-5, the Company will expense as organization costs the $(1,578).

(C) Restated common stock for Index Inc. to include retirement of 10,128,333 shares of stock, with par value of $10,128 in January 2006, subsequent to the acquisition of Index Limited.

(D) Private placement totaling $5.12 million for 8,533,333 shares of $0.001 par value common stock of Index Inc at a price of $0.60 per share.

For purposes of earning per share of Index Limited on the consolidated unaudited pro forma statement of operations, the warrants totaling 1,092,676 are not included because they would be anti-dilutive.